Second Amended and Restated Operating

                                  Agreement of

                               2nd Fairhaven, LLC







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                                TABLE OF CONTENTS

                                                                     Page

I.       DEFINITIONS .............................................    1

         1.1      "Accountant" ...................................    2
         1.2      "Act" ..........................................    2
         1.3      "Actual Tax Credit".............................    2
         1.4      "Adjusted Capital Account Deficit" .............    2
         1.5      "Affiliate" ....................................    2
         1.6      "Agreement" or "Operating Agreement"............    2
         1.7      "Apartment Housing".............................    3
         1.8      "Assignee" .....................................    3
         1.9      "Bankruptcy" or "Bankrupt"......................    3
         1.10     "Break-even Operations".........................    3
         1.11     "Budget"........................................    3
         1.12     "Capital Account" ..............................    3
         1.13     "Capital Contribution" .........................    4
         1.14     "Cash Expenses".................................    4
         1.15     "Cash Receipts".................................    4
         1.16     "Code" .........................................    4
         1.17     "Completion of Construction"....................    4
         1.18     "Compliance Period".............................    5
         1.19     "Consent of the Special Member".................    5
         1.20     "Construction Budget"...........................    5
         1.21     "Construction Contract".........................    5
         1.22     "Construction Lender"...........................    5
         1.23     "Construction Loan" ............................    5
         1.24     "Contractor" ...................................    5
         1.25     "Debt Service Coverage".........................    5
         1.26     "Deferred Management Fee".......................    6
         1.27     "Developer".....................................    6
         1.28     "Development Fee" ..............................    6
         1.29     "Distributions" ................................    6
         1.30     "Fair Market Value" ............................    6
         1.31     "Financial Interest" ...........................    6
         1.32     "First Year Certificate" .......................    6
         1.33     "FmHA" .........................................    6
         1.34     "FmHA Interest Credit Agreement" ...............    6
         1.35     "FmHA Loan Agreement" ..........................    7
         1.36     "Force Majeure".................................    7
         1.37     "Managing Member" ..............................    7
         1.38     "Gross Asset Value" ............................    7
         1.39     "Hazardous Substance"...........................    8
         1.40     "Improvements"..................................    8
         1.41     "Incentive Management Fee"......................    8
         1.42     "Income and Losses".............................    8
         1.43     "Inspecting Architect"..........................   10
         1.44     "Insurance" ....................................   10
         1.45     "Insurance Company" ............................   11
         1.46     "Interest" .....................................   11
         1.47     "Involuntary Withdrawal"........................   11
         1.48     "Land Acquisition Fee"..........................   11
         1.49     "LIHTC".........................................   11

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         1.50     "Investor Member"...............................   11
         1.51     "Management Agent"..............................   11
         1.52     "Management Agreement"..........................   11
         1.53     "Minimum Set-Aside Test"........................   12
         1.54     "Mortgage" or "Mortgage Loan"...................   12
         1.55     "Net Operating Income"..........................   12
         1.56     "Nonrecourse Deductions"........................   12
         1.57     "Nonrecourse Liability".........................   12
         1.58     "Operating Deficit" ............................   12
         1.59     "Operating Deficit Guarantee Period"............   13
         1.60     "Operating Loans"...............................   13
         1.61     "Original Limited Partner" .....................   13
         1.62     "Member(s)" ....................................   13
         1.63     "Member Nonrecourse Debt" ......................   13
         1.64     "Member Nonrecourse Debt Minimum Gain" .........   13
         1.65     "Member Nonrecourse Deductions" ................   13
         1.66     "Company" ......................................   13
         1.67     "Company Minimum Gain" .........................   13
         1.68     "Permanent Mortgage Commencement" ..............   13
         1.69     "Person" .......................................   13
         1.70     "Plans and Specifications"......................   13
         1.71     "Project Documents" ............................   14
         1.72     "Projected Annual Tax Credits" .................   14
         1.73     "Projected Tax Credits" ........................   14
         1.74     "Rent Restriction Test" ........................   14
         1.75     "Reporting Fee".................................   14
         1.76     "Revised Projected Tax Credits".................   14
         1.77     "Sale or Refinancing"...........................   14
         1.78     "Sale or Refinancing Proceeds" .................   14
         1.79     "Special Member"................................   15
         1.80     "State" ........................................   15
         1.81     "State Tax Credit Agency" ......................   15
         1.82     "Substitute Investor Member" ...................   15
         1.83     "Syndication Fee"...............................   15
         1.84     "Tax Credit" ...................................   15
         1.85  "Tax Credit Compliance Fee"........................   15
         1.86     "Tax Credit Conditions".........................   15
         1.87     "Tax Credit Period".............................   15
         1.88     "Title Policy"..................................   15
         1.89     "TRA 1986" .....................................   16
         1.90     "Treasury Regulations" .........................   16
         1.91     "Withdrawing" or "Withdrawal"...................   16

II.      NAME ....................................................   16

III.     PRINCIPAL EXECUTIVE OFFICE/AGENT FOR SERVICE ............   16

         3.1      Principal Executive Office .....................   16
         3.2      Agent for Service of Process ...................   16

IV.      PURPOSE .................................................   16

         4.1      Purpose of the Company..........................   16
         4.2      Authority of the Company........................   17

V.       TERM ....................................................   17

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VI.      MANAGING MEMBER'S CONTRIBUTIONS AND LOANS................   18

         6.1      Capital Contribution of Managing Member.........   18
         6.2      Construction Obligations........................   18
         6.3      Operating Obligations...........................   19
         6.4      Other Managing Member Loans.....................   19

VII.     CAPITAL CONTRIBUTIONS OF INVESTOR MEMBER
         AND SPECIAL MEMBER.......................................   19

         7.1      Original Limited Partner........................   19
         7.2      Capital Contribution of Investor Member.........   19
         7.3      Repurchase of Investor Member's Interest........   21
         7.4      Adjustment of Investor Member's
                  Capital Contribution............................   22
         7.5      Capital Contribution of Special Member..........   25
         7.6      Return of Capital Contribution..................   25
         7.7      Liability of Investor Member and Special
                  Investor Member.................................   25

VIII. WORKING CAPITAL AND RESERVES ...............................   25

         8.1      Operating and Maintenance Account...............   25
         8.2      Reserve for Replacements........................   25
         8.3      Tax and Insurance Account.......................   26
         8.4      Other Reserves..................................   26

IX.      MANAGEMENT AND CONTROL ..................................   26

         9.1      Power and Authority of Managing Member .........   26
         9.2      Payments to the Managing Members and Others ....   27
         9.3      Specific Powers of the Managing Member .........   28
         9.4      Authority Requirements..........................   29
         9.5      Limitations on Managing Member's
                  Power and Authority ............................   29
         9.6      Restrictions on Authority of Managing Member....   30
         9.7      Duties of Managing Member ......................   32
         9.8      Obligations to Repair and Rebuild Apartment
                  Housing.........................................   33
         9.9      Company Expenses ...............................   33
         9.10     Managing Member Expenses .......................   34
         9.11     Other Business of Members ......................   34
         9.12     Covenants, Representations and Warranties.......   35

X.       ALLOCATIONS OF INCOME, LOSSES AND CREDITS ...............   39

         10.1     General ........................................   39
         10.2     Allocations From Sale or Refinancing............   39
         10.3     Special Allocations.............................   40
         10.4     Curative Allocations............................   42
         10.5     Other Allocation Rules..........................   43
         10.6     Tax Allocations:  Code Section 704(c)...........   44
         10.7     Allocation Among Investor Members...............   44
         10.8     Allocation Among Managing Members ..............   44
         10.9     Modification of Allocations ....................   45

XI.      DISTRIBUTION ............................................   45

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         11.1     Distribution of Net Operating Income ...........   45
         11.2     Distribution of Sale or Refinancing Proceeds....   45

XII.     TRANSFERS OF INVESTOR MEMBER'S INTEREST
         IN THE COMPANY...........................................   46

         12.1     Assignment of Investor Member's Interest .......   46
         12.2     Effective Date of Transfer .....................   47
         12.3     Invalid Assignment .............................   47
         12.4     Assignee's Rights to Allocations
                  and Distributions ..............................   47
         12.5     Substitution of Assignee as Investor Member
                  or Special Member...............................   47
         12.6     Death, Bankruptcy, Incompetency, etc.
          of an Investor Member ..................................   48

XIII. WITHDRAWAL, REMOVAL AND REPLACEMENT OF MANAGING
      MEMBER .....................................................   48

         13.1     Withdrawal of Managing Member ..................   48
         13.2     Removal of Managing Member .....................   49
         13.3     Effects of a Withdrawal.........................   50
         13.4     Successor Managing Member.......................   52
         13.5     Admission of Additional or Successor
                  Managing Member ................................   52
         13.6     Transfer of Interest ...........................   53
         13.7     No Goodwill Value...............................   53

XIV.     BOOKS AND ACCOUNTS, REPORTS, TAX RETURNS,
         FISCAL YEAR AND BANKING .................................   53

         14.1     Books and Accounts .............................   53
         14.2     Accounting Reports .............................   54
         14.3     Other Reports ..................................   55
         14.4     Late Reports ...................................   57
         14.5     Annual Site Visits..............................   57
         14.6     Tax Returns.....................................   57
         14.7     Fiscal Year ....................................   57
         14.8     Banking ........................................   57
         14.9     Certificates and Elections .....................   58

XV.      DISSOLUTION, WINDING UP, TERMINATION AND
         LIQUIDATION OF THE COMPANY ..............................   58

         15.1     Dissolution of Company .........................   58
         15.2     Return of Capital Contribution upon
                  Dissolution ....................................   58
         15.3     Distributions of Assets ........................   59
         15.4     Deferral of Liquidation.........................   60
         15.5     Liquidation Statement ..........................   60
         15.6     Certificates of Dissolution; Certificate of
                  Cancellation of Articles of Organization........   60

XVI.     AMENDMENTS ..............................................   61

XVII. MISCELLANEOUS ..............................................   61

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         17.1     Voting Rights ..................................   61
         17.2     Meeting of Company .............................   61
         17.3     Notices ........................................   62
         17.4     Successors and Assigns .........................   62
         17.5     FmHA Regulations................................   62
         17.6     Recording of Articles of Organization...........   63
         17.7     Amendment of Articles of Organization...........   63
         17.8     Counterparts ...................................   64
         17.9     Captions .......................................   64
         17.10    Saving Clause...................................   64
         17.11    Certain Provisions.............................    64
         17.12    Tax Matters Members............................    64
         17.13    Expiration of Compliance Period................    65
         17.14    Number and Gender .............................    66
         17.15    Entire Agreement ..............................    66
         17.16    Governing Law .................................    66
         17.17    Attorney's Fees ...............................    66
         17.18    Receipt of Correspondence .....................    66
         17.19    Security Interest and Right of Set-Off ........    67


EXHIBIT A - Legal Description...................... A-1
EXHIBIT B - Form of Legal Opinion.................. B-1  -  B-4
EXHIBIT C - Certification and Agreement............ C-1  -  C-4
EXHIBIT D - Form of Completion Certificate......... D-1
EXHIBIT E - Accountant's Certificate............... E-1
EXHIBIT F - Contractor's Letter.....................F-1
EXHIBIT G - Report of Operations................... G-1  -  H-10













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                           Second Amended and Restated
                             Operating Agreement of
                               2nd Fairhaven, LLC


         This Second Amended and Restated Operating Agreement is being entered into effective as of the date written below by and between Larry C. Porter and Carter C. Chinnis as the managing members (collectively the "Managing Member"), WNC Housing Tax Credit Fund VI, L.P., Series 7, a California limited partnership as a member (the "Investor Member"), and WNC Housing, L.P., as the Special Member (the "Special Member").

                                    RECITALS

         WHEREAS, 2nd Fairhaven, LLC, a Maryland limited liability company (the "Company") recorded an Articles of Organization with the Maryland Secretary of State on June 4, 1997. An operating agreement dated June 4, 1997 was entered into by and between the Managing Members (the "Original Operating Agreement").

         WHEREAS, the Company entered into an Articles of Amendment on February 8, 2000 to provide for substitution of Articles 1 through 6 of the Original Operating Agreement.

         WHEREAS, the Members entered into a Amended and Restated Operating Agreement of 2nd Fairhaven, LLC dated January 25, 2000 to provide for, among other things, (i) the continuation of the Company, (ii) the admission of the Investor Member and the Special Member as members of the Company, and (iii) the determination of the respective rights, obligations and interests of the Members to each other and to the Company (the "Amended Operating Agreement").

         WHEREAS, the Members desire to enter into this Agreement to provide for, among other things, (i) the continuation of the Company, (ii) the payment of Capital Contribution by the Investor Member and the Special Member to the Company, (iii) the allocation of Income, Losses, Tax Credits and distributions of Net Operating Income and other cash funds of the Company among the Members, and (iv) certain other matters.

         WHEREAS, the Members desire hereby to amend and restate the Amended Operating Agreement.

         NOW, THEREFORE, in consideration of their mutual agreements herein set forth, the Members hereby agree to amend and restate the Amended Operating Agreement in its entirety to provide as follows:


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


                                    ARTICLE I

                                   DEFINITIONS

Section 1.1 "Accountant" shall mean Thomas S. Chambers, or such other firm of independent certified public accountants as may be engaged for the Company by the Managing Members with the Consent of the Special Member. Notwithstanding any provision of this Agreement to the contrary, the Special Member shall have the discretion to dismiss the Accountant for cause if such Accountant fails to provide, or untimely provides, or inaccurately provides, the information required in Section 14.2 or 14.3 of this Agreement.

Section 1.2 "Act" shall mean the laws of the State governing limited liability companies, as now in effect and as the same may be amended from time to time.

Section 1.3 "Actual Tax Credit" shall mean as of any point in time, the total amount of the LIHTC actually allocated by the Company to the Investor Member, representing 99.98% of the LIHTC actually received by the Company, as shown on the applicable tax returns of the Company.

Section 1.4 "Adjusted Capital Account Deficit" shall mean with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal period, after giving effect to the following adjustments:

         (a) credit to such Capital Account any amounts which such Member is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

         (b) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of
the Treasury Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

Section 1.5 "Affiliate" shall mean (a) any Person directly or indirectly controlling, controlled by, or under common control with another Person; (b) any Person owning or controlling 10% or more of the outstanding voting securities of such other Person; (c) any officer, director, trustee, or member of such other Person; and (d) if such Person is an officer, director, trustee or managing member, any other Person for which such Person acts in any such capacity.

Section 1.6 "Agreement" or "Operating Agreement" shall mean this Second Amended and Restated Operating Agreement, as it may be amended from time to time. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," when used with reference to this Agreement, refers to this Agreement as a whole, unless the context otherwise requires.

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Section 1.7 "Apartment  Housing" shall collectively mean the approximately 3.487 acres of land in Federalsburg, Caroline County, Maryland, as more fully described in Exhibit "A" attached hereto and incorporated herein by this reference, and the Improvements.

Section 1.8 "Assignee" shall mean a Person who has acquired all or a portion of the Investor Member's or Special Member's beneficial interest in the Company and has not become a Substitute Investor Member.

Section 1.9 "Bankruptcy" or "Bankrupt" shall mean the making of an assignment for the benefit of creditors, becoming a party to any liquidation or dissolution action or proceeding, the commencement of any bankruptcy, reorganization, insolvency or other proceeding for the relief of financially distressed debtors, or the appointment of a receiver, liquidator, custodian or trustee and, if any of the same occur involuntarily, the same not being dismissed, stayed or discharged within 90 days; or the entry of an order for relief under Title 11 of the United States Code. A Member shall be deemed Bankrupt if the Bankruptcy of such Member shall have occurred and be continuing.

Section 1.10 "Break-even Operations" shall mean at such time as the Company has Cash Receipts equal to Cash Expenses, as determined by the Accountant and approved by the Special Member. For purposes of this definition, any one-time up-front fee paid to the Company from any source shall not be included in Cash Receipts to calculate Break-even Operations.

Section 1.11 "Budget" shall mean the annual operating Budget of the Company as more fully described in Section 14.3 of this Agreement.

Section 1.12 "Capital Account" shall mean, with respect to each Member, the account maintained for such Member comprised of such Member's Capital Contribution as increased by allocations to such Member of Company Income (or items thereof) and any items in the nature of income or gain which are specially allocated pursuant to Section 10.3 or 10.4 hereof, and decreased by the amount of any Distributions made to such Member, and allocations to such Member of Company Losses (or items thereof) and any items in the nature of expenses or losses which are specially allocated pursuant to Section 10.3 or 10.4 hereof. In the event of any transfer of an interest in the Company in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest. The foregoing definition and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation
Section 1.704-1(b), as amended or any successor thereto, and shall be interpreted and applied in a manner consistent with such Treasury Regulation.

Section 1.13 "Capital Contribution" shall mean the total amount of money, or the Gross Asset Value of property contributed to the Company, if any, by all the

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Members  or any class of  Members  or any one Member as the case may be (or by a predecessor-in-interest of such Member or Members), reduced by any such capital which shall have been returned pursuant to Section 7.3, 7.4 or 7.6 of this Agreement. A loan to the Company by a Member shall not be considered a Capital Contribution.

Section 1.14 "Cash Expenses" shall mean all cash operating obligations of the Company (other than those covered by Insurance) in accordance with the applicable Budget, including without limitation, the payment of the monthly Mortgage payments, the Management Agent fees (which shall be deemed to include that portion of such fees which is currently deferred and not paid), the funding of reserves in accordance with Article VIII of this Agreement, advertising and promotion, utilities, maintenance, repairs, Member communications, legal, telephone, any other expenses which may reasonably be expected to be paid in a subsequent period but which on an accrual basis is allocable to the period in question, such as Insurance, real estate taxes and audit, tax or accounting expenses (excluding deductions for cost recovery of buildings; improvements and personal property and amortization of any financing fees) and any seasonal expenses (such as snow removal, the use of air conditioners in the middle of the summer, or heaters in the middle of the winter) which may reasonably be expected to be paid in a subsequent period shall be allocated equally per month over the calendar year. Cash Expenses payable to Members or Affiliates of Members shall be paid after Cash Expenses payable to third parties. Construction loan interest and construction costs of any nature whatsoever are not Cash Expenses and shall not be paid from Cash Receipts. The provisions of Section 6.2 govern the payment of construction costs and construction interest.

Section 1.15 "Cash Receipts" shall mean actual cash received on a cash basis by the Company from operating revenues of the Company, including without limitation rental income (but not any subsidy thereof from the Managing Members or an Affiliate thereof) and laundry income, but excluding prepayments, security deposits, Capital Contributions, borrowings, lump-sum payment, any extraordinary receipt of funds, and any income earned on investment of its funds.

Section 1.16 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

Section 1.17 "Company" shall mean the limited liability company continued under this Agreement.

Section 1.18 "Company Minimum Gain" shall mean the amount determined in accordance with the principles of Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

Section 1.19 "Completion of Construction" shall mean the date the Company receives the required certificate of occupancy (or the local equivalent) for all eighteen (18) apartment units in the Apartment Housing. Notwithstanding, Completion of Construction shall not be deemed to have occurred: if the

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statutory  time  period  for  the  filing  of  any  liens  by  the   contractor,
subcontractors,   material  suppliers  or  any  one  else  entitled  to  file  a construction lien has not lapsed; or if on such date any liens or other encumbrances as to title to the Apartment Housing exist, other than the construction loan.

Section 1.20 "Compliance  Period" shall mean the period set  forth in Section 42
(i)(1) of the Code,  as amended,  or any successor statute.

Section 1.21 "Consent of the Special Member" shall mean the prior written consent or approval of the Special Member.

Section 1.22 "Debt Service Coverage" shall mean for the applicable period the ratio between the Net Operating Income (excluding Mortgage payments) and the debt service required to be paid on the Mortgage(s). As example, a 1.15 Debt Service Coverage means that for every $1.00 of debt service required to be paid there must be $1.15 of Net Operating Income available. A worksheet for the calculation of Debt Service Coverage is found in the Report of Operations attached hereto as Exhibit "E" and incorporated herein by this reference.

Section 1.23  "Deferred  Management  Fee" shall  have the  meaning set  forth in
Section 9.2(c) hereof.

Section 1.24  "Developer" shall mean Carter C. Chinnis.

Section 1.25 "Development Fee" shall mean the fee payable to the Developer for services incident to the development and construction of the Apartment Housing in accordance with the Amended Development Fee Agreement between the Company and the Developer dated the even date herewith and incorporated herein by this reference. Development activities do not include services for the acquisition of the land or syndication activities.

Section 1.26 "Distributions" shall mean the total amount of money, or the Gross Asset Value of property (net of liabilities securing such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code), distributed to Members with respect to their Interests in the Company, but shall not include any payments to the Managing Members or its Affiliates for fees or other compensation as provided in this Agreement or any guaranteed payment within the meaning of Section 707(c) of the Code, as amended, or any successor thereto.

Section 1.27 "Fair Market Value" shall mean, with respect to any property, real or personal, the price a ready, willing and able buyer would pay to a ready, willing and able seller of the property, provided that such value is reasonably agreed to between the parties in arm's-length negotiations and the parties have sufficiently adverse interests.

Section 1.28 "Financial Interest" shall mean the Managing Members' capital interest in the Company to be contributed and maintained pursuant to the requirements of FmHA Instruction 1944-E, Section 1944.211(a)(13)(ii) or any

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


amendments thereto. Such Financial Interest shall not affect the Members' allocable share of the Profits, Losses, Tax Credits or Cash Flow From Operations as set forth in this Agreement.

Section 1.29 "First Year Certificate" shall mean the certificate to be filed by the Managing Members with the Secretary of the Treasury as required by Code
Section 42(1)(1), as amended, or any successor thereto.

Section  1.30 "FmHA" shall mean the United  States  Department  of  Agriculture,
Rural  Development-Maryland   (formerly  Farmers  Home  Administration)  or  any
successor thereto.

Section 1.31 "FmHA Interest Credit Agreement" shall mean the Multiple Family Housing Interest Credit and Rental Assistance Agreement (Form FmHA 1944-7 or any successor thereof) between the FmHA and the Company whereby FmHA will provide a monthly credit subsidy to the Company's Mortgage account when the Company makes each monthly payment on the Mortgage.

Section 1.32 "FmHA Loan Agreement" shall mean the Loan Agreement for an RRH Loan to an limited liability company Operating on a Limited Profit Basis (Form FmHA 1944-34 or any successor thereof) between the FmHA and the Company made in consideration of the Mortgage Loan to the Company by the FmHA pursuant to
Section 515(b) of the Housing Act of 1949 to build a low to moderate income apartment complex.

Section 1.33 "Force Majeure" shall mean any act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockage, public riot, fire, flood, explosion, governmental action, governmental delay or restraint.

Section 1.34 "Gross Asset Value" shall mean with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

        (a) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the Fair Market Value of such asset, as determined by the contributing Member and the Managing Member, provided that, if the contributing Member is a Managing Member, the determination of the Fair Market Value of a contributed asset shall be determined by appraisal;

        (b) the Gross Asset Values of all Company assets shall be adjusted to equal their respective Fair Market Values, as determined by the Managing Member, as of the following times: (1) the acquisition of an additional Interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (2) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an Interest in the Company; and (3) the liquidation of the Company within the meaning of

Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (1) and (2) above shall be made only with the Consent of the Special Member and only if the Managing Member reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

        (c) the Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the Fair Market Value of such asset on the date of distribution as determined by the distributee and the Managing Member, provided that, if the distributee is a Managing Member, the determination of the Fair Market Value of the distributed asset shall be determined by appraisal; and

        (d) the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and Section 10.3(g) hereof; provided however, that Gross Asset Values shall not be adjusted pursuant to this Section 1.34(d) to the extent the Managing Member determines that an adjustment pursuant to Section 1.34(b) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section 1.34(d).

         If the Gross Asset Value of an asset has been determined or adjusted pursuant to Section 1.34(a), Section 1.34(b), or Section 1.34(d) hereof, such Gross Asset Value shall thereafter be adjusted by the depreciation taken into account with respect to such asset for purposes of computing Income and Losses.

Section 1.35 "Hazardous Substance" shall mean and include any substance, material or waste, including asbestos, petroleum and petroleum products (including crude oil), that is or becomes designated, classified or regulated as "toxic" or "hazardous" or a "pollutant" or that is or becomes similarly designated, classified or regulated, under any federal, state or local law, regulation or ordinance including, without limitation, Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and the regulations adopted and publications promulgated pursuant thereto.

Section 1.36  "Improvements"  shall mean the five buildings  containing eighteen
(18) apartment units and ancillary and appurtenant facilities (including those intended for commercial use, if any,) being constructed for the elderly built and in accordance with the Project Documents. It shall also include all furnishings, equipment and personal property used in connection with the operation thereof.

Section 1.37  "Incentive  Management Fee" shall  have the  meaning set  forth in
Section 9.2(e) hereof.

Section 1.38 "Income and Losses" shall mean, for each fiscal year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

        (a) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Income or Losses pursuant to this
Section 1.38 shall be added to such taxable income or loss;

        (b) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Income and Losses pursuant to this Section 1.38 shall be subtracted from such taxable income or loss;

        (c) in the event the Gross Asset Value of any Company asset is adjusted pursuant to Section 1.38(a) or (b) hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Income and Losses;

        (d) gain or loss resulting from any disposition of Company assets with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

        (e) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation for such fiscal year or other period, computed as provided below; and

        (f) notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Sections 10.3 or 10.4 hereof shall not otherwise be taken into account in computing Income or Losses.

Depreciation for each fiscal year or other period shall be calculated as follows: an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period for federal income tax purposes, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

         For purposes of this Agreement, the term Income when used alone shall include all items of income or revenue contemplated in this Section and the term Losses when used alone shall include all items of loss or deductions contemplated in this Section.

Section 1.39 "Insurance" shall mean:

        (a) during operations the Company will provide and maintain business interruption coverage covering actual sustained loss for 12 months; worker's compensation; hazard coverage (including but not limited to fire, or other casualty loss to any structure or building on the Apartment Housing in an amount equal to the full replacement value of the damaged property without deducting for depreciation); and comprehensive general liability coverage against liability claims for bodily injury or property damage in the minimum amount of $1,000,000 per occurrence and an aggregate of $2,000,000;

        (b) all liability coverage shall include an umbrella liability coverage in a minimum amount of $4,000,000 per occurrence and an aggregate of $4,000,000;

        (c) all Insurance polices shall name the Company as the named insured, the Investor Member as an additional insured, and WNC & Associates, Inc. as the certificate holder;

        (d) all Insurance policies shall include a provision to notify the insured, the Investor Member and the certificate holder prior to cancellation; and

        (e) hazard coverage must include inflation and building or ordinance endorsements.

Section 1.40 "Insurance Company" shall mean any insurance company engaged by the Managing Member for the Company with the Consent of the Special Member which Insurance Company shall have an A rating or better for financial safety by A.M. Best or Standard & Poor's.

Section 1.41 "Interest" shall mean the entire ownership interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which a Member may be entitled hereunder and the obligation of such Member to comply with the terms of this Agreement.

Section 1.42 "Investor Member" shall mean WNC Housing Tax Credit Fund VI, L.P., Series 7, a California limited partnership, and such other Persons as are admitted to the Company as additional or Substitute Investor Members pursuant to this Agreement.

Section 1.43 "Involuntary Withdrawal" shall mean any Withdrawal of a Managing Member caused by death, adjudication of insanity or incompetence, Bankruptcy, or the removal of a Managing Member pursuant to Section 13.2 hereof.

Section 1.44 "Land Acquisition Fee" shall mean the fee payable to the Managing Member in an amount equal to $3,138 for the Managing Member's services in locating, negotiating and closing on the purchase of the real property upon which the Improvements are, or will be, erected.

Section 1.45 "LIHTC" shall mean the low-income housing tax credit established by TRA 1986 and which is provided for in Section 42 of the Code, as amended, or any successor thereto.

Section 1.46 "Management Agent" shall mean the property management company which oversees the property management functions for the Apartment Housing and which is on-site at the Apartment Housing. The initial Management Agent shall be Cabell Corporation.

Section 1.47 "Management Agreement" shall mean the agreement between the Company and the Management Agent for property management services. The management fee shall equal 9% of gross revenues. Neither the Management Agreement nor ancillary agreement shall provide for an initial rent-up fee, a set-up fee, nor any other similar pre-management fee payable to the Management Agent. The Management Agreement shall provide that it will be terminable at will by the Company at anytime following the Withdrawal or removal of the Managing Member and, in any event, on any anniversary of the date of execution of the Management Agreement, without payment or penalty for failure to renew the same.

Section 1.48 "Managing Members" shall collectively mean Larry C. Porter and Carter C. Chinnis and such other Persons as are admitted to the Company as additional or substitute Managing Members pursuant to this Agreement. If there is more than one Managing Member of the Company, the term "Managing Member" shall be deemed to collectively refer to such Managing Members or individually may mean any Managing Member as the context dictates.

Section 1.49 "Member(s)" shall collectively mean the Managing Member, the Investor Member, and the Special Member or individually may mean any Member as the context dictates.

Section 1.50   "Member Nonrecourse  Debt" shall have  the meaning  set forth  in
Section 1.704-2(b)(4) of the Treasury Regulations.

Section 1.51 "Member Nonrecourse Debt Minimum Gain" shall mean an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations.

Section 1.52 "Member Nonrecourse Deductions" shall have the meaning set forth in Sections 1.704-2 (i)(1) and 1.704-2(i)(2) of the Treasury Regulations.

Section 1.53 "Minimum Set-Aside Test" shall mean the 40-60 set-aside test pursuant to Section 42(g), as amended and any successor thereto, of the Code with respect to the percentage of apartment units in the Apartment Housing to be occupied by tenants whose incomes are equal to or less than the required percentage of the area median gross income. Notwithstanding, the Managing Member has agreed that 16 apartment units will be rented to tenants with incomes of 40% or less of the area median income adjusted for family size.

Section 1.54 "Mortgage" or "Mortgage Loan" shall mean the permanent nonrecourse financing wherein the Company promises to pay FmHA, or its successor or assignee, the principal sum of $1,000,000, plus interest on the principal at 6.75% per annum over a term of 30 years and amortized over 50 years. Where the context admits, the term "Mortgage" or "Mortgage Loan" shall include any mortgage, deed, deed of trust, note, regulatory agreement, security agreement, assumption agreement or other instrument executed in connection with the Mortgage which is binding on the Company; and in case any Mortgage is replaced or supplemented by any subsequent mortgage or mortgages, the Mortgage shall refer to any such subsequent mortgage or mortgages. The Debt Service Coverage shall not fall below 1.15 on the current Cash Expenses and Cash Receipts.

Section  1.55  "Net  Operating   Income"  shall  mean  the  cash  available  for
Distribution on an annual basis, when Cash Receipts exceed Cash Expenses.

Section 1.56 "Nonrecourse Deductions" shall have the meaning given it in Treasury Regulations Section 1.704-2(b)(1).

Section 1.57 "Nonrecourse Liability" shall have the meaning given it in Treasury Regulations Section 1.704-2(b)(3).

Section 1.58 "Operating Deficit" shall mean, for the applicable period, insufficient funds to pay operating costs when Cash Expenses exceed Cash Receipts, as determined by the Accountant and approved by the Special Member.

Section  1.59  "Operating  Deficit  Guarantee  Period"  shall  mean  the  period commencing the date the first apartment unit in the Apartment Housing is available for its intended use and ending eighteen months following three consecutive months of Break-Even Operations. The Operating Deficit Guarantee Period will not expire unless the Company has achieved Completion of Construction of the Apartment Housing.

Section 1.60 "Operating Loans" shall mean loans made by the Managing Member to the Company pursuant to Article VI of this Agreement, which loans do not bear interest and are repayable only as provided in Article XI of this Agreement.

Section 1.61 "Permanent Mortgage Commencement" shall mean the first date on which all of the following have occurred: (a) the Mortgage shall have closed and funded; and (b) amortization of the Mortgage shall have commenced.

Section 1.62 "Person" shall collectively mean an individual, proprietorship, trust, estate, joint venture, association, company, corporation or other entity.

Section 1.63 "Project Documents" shall mean all documents relating to the Mortgage Loan and all documents required by any governmental agency having jurisdiction over the Apartment Housing in connection with the operation and financing of the Apartment Housing.

Section 1.64 "Projected Annual Tax Credits" shall mean LIHTC in the amount of $47,035 per year for each of the years 2000 through 2009, which the Managing Member has projected to be the total amount of LIHTC which will be allocated to the Investor Member by the Company, constituting 99.98% of the aggregate amount of LIHTC of $470,441 to be available to the Company.

Section 1.65 "Projected Tax Credits" shall mean LIHTC in the aggregate amount of $470,441.

Section 1.66 "Qualified Tenants" shall mean any tenants who have incomes of 60% or less of the area median gross income, as adjusted for family size, so as to make the Project eligible for LIHTC.

Section 1.67 "Rent Restriction Test" shall mean the test pursuant to Section 42 of the Code whereby the gross rent charged to tenants of the low-income apartment units in the Apartment Housing cannot exceed 30% of the qualifying income levels of those units under Section 42.

Section 1.68 "Reporting Fee" shall have the meaning set forth in Section 9.2(d) hereof.

Section 1.69 "Revised Projected Tax Credits" shall have the meaning set forth in Section 7.4(a) hereof.

Section 1.70 "Sale or Refinancing" shall mean any of the following items or transactions: a sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, a condemnation of or casualty at the Apartment Housing or any part thereof, a claim against a title insurance company, the refinancing or any Mortgage or other indebtedness of the Company and any similar item or transaction; provided, however, that the payment of Capital Contributions by the Members shall not be included within the meaning of the term "Sale or Refinancing."

Section 1.71 "Sale or Refinancing Proceeds" shall mean all cash receipts of the Company arising from a Sale or Refinancing (including principal and interest received on a debt obligation received as consideration in whole or in part, on a Sale or Refinancing) less the amount paid or to be paid in connection with or as an expense of such Sale or Refinancing, and with regard to damage recoveries or insurance or condemnation proceeds, the amount paid or to be paid for repairs, replacements or renewals resulting from damage to or partial condemnation of the Apartment Housing.

Section 1.72 "Special Member" shall mean WNC Housing, L.P., a California limited partnership, and such other Persons as are admitted to the Company as additional or substitute Special Members pursuant to this Agreement.

Section 1.73 "State" shall mean the State of Maryland.

Section 1.74 "State Tax Credit Agency" shall mean the state agency of Maryland which has the responsibility and authority to administer the LIHTC program in Maryland.

Section 1.75 "Substitute Investor Member" shall mean any Person who is admitted to the Company as an Investor Member pursuant to Section 12.5 or acquires the Interest of the Investor Member pursuant to Section 7.3 of this Agreement.

Section 1.76 "Syndication Fee" shall mean the fee payable to the Managing Member in an amount equal to $10,000 for the Managing Member's services in forming the Company, locating and approving the Investor Member and Special Member as the investors in the Company, negotiating and finalizing this Company Agreement and for such other services referenced in Treasury Regulation Section 1.709-2(B).

Section 1.77 "Tax Credit" shall mean any credit permitted under the Code or the law of any state against the federal or a state income tax liability of any Member as a result of activities or expenditures of the Company including, without limitation, LIHTC.

Section 1.78 "Tax Credit Compliance Fee" shall mean the fee payable to the Managing Member in accordance with Section 9.2(f) of this Agreement.

Section 1.79 "Tax Credit Conditions" shall mean, for the duration of the Compliance Period, any and all restrictions including, but not limited to, applicable federal, state and local laws, rules and regulations, which must be complied with in order to qualify for the LIHTC or to avoid an event of recapture in respect of the LIHTC.

Section 1.80 "Tax Credit Period" shall mean the ten year time period referenced in Code Section 42(f)(1) over which the Projected Tax Credits are allocated to the Members. It is the intent of the Members that the Projected Tax Credits will be allocated during the Tax Credit Period and not a longer term.

Section 1.81 "Title Policy" shall mean the policy of insurance covering the fee simple title to the Apartment Housing from a company approved by the Special Member. The Title Policy shall be an ALTA owners title policy naming the Company as insured and including a non-imputation and fairway endorsement. The Title Policy shall also insure against rights-of-way, easements, or claims of easements, not shown by public records. The Title Policy shall be in an amount equal to the Mortgage Loan amount and the Investor Member's Capital Contribution.

Section 1.82 "TRA 1986" shall mean the Tax Reform Act of 1986.

Section 1.83 "Treasury Regulations" shall mean the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

Section 1.84 "Withdrawing" or "Withdrawal" (including the verb form "Withdraw" and the adjectival forms "Withdrawing" and "Withdrawn") shall mean, as to a Managing Member, the occurrence of the death, adjudication of insanity or incompetence, Bankruptcy of such Member, the withdrawal, removal or retirement from the Company of such Member for any reason, including any sale, pledge, encumbering, assignment or other transfer of all or any part of its Managing Member Interest and those situations when a Managing Member may no longer continue as a Managing Member by reason of any law or pursuant to any terms of this Agreement.


                                   ARTICLE II

                                      NAME

     The name of the Company shall be "2nd Fairhaven, LLC."


                                   ARTICLE III

                  PRINCIPAL EXECUTIVE OFFICE/AGENT FOR SERVICE

         Section 3.1 Principal Executive Office. The principal executive office of the Company is located at 410 Market Street, Denton, Maryland 21629, or at such other place or places within the State as the Managing Member may hereafter designate.

         Section 3.2 Agent for Service of Process. The name of the agent for service of process on the Company is Larry C. Porter, whose address is 410 Market Street, P.O. Box 499, Denton, Maryland 21629.

                                   ARTICLE IV

                                     PURPOSE

         Section 4.1 Purpose of the Company. The purpose of the Company is to own and operate the Apartment Housing in order to provide, in part, Tax Credits to the Members in accordance with the provisions of the Code and the Treasury Regulations applicable to LIHTC and to sell the Apartment Housing. The Company shall not engage in any business or activity which is not incident to the attainment of such purpose.

         Section 4.2 Authority of the Company. In order to carry out its purpose, the Company is empowered and authorized to do any and all acts and things necessary, appropriate, proper, advisable or incidental to the furtherance and accomplishment of its purpose, and for protection and benefit of the Company, including but not limited to the following:

         (a) own, maintain and operate the Apartment Housing in accordance with the Project Documents;

         (b) provide housing to Qualified Tenants, subject to the Minimum Set-Aside Test and the Rent Restriction Test and consistent with the requirements of the Project Documents so long as any Project Documents remain in force;

         (c) maintain and operate the Apartment Housing, including hiring the Management Agent (which Management Agent may be any of the Members or an Affiliate thereof) and entering into any agreement for the management of the Apartment Housing during its rent-up and after its rent-up period in accordance with this Agreement;

         (d) enter into the Mortgage;

         (e) rent dwelling units in the Apartment Housing from time to time, in accordance with the provisions of the Code applicable to LIHTC; and

         (f) do any and all other acts and things necessary or proper in accordance with this Agreement.

                                    ARTICLE V

                                      TERM

         The Company term commenced upon the filing of the Articles of Organization in the office of, and on the form prescribed by, the Secretary of State of the State, and shall continue until December 31, 2055 unless terminated earlier in accordance with the provisions of this Agreement or as otherwise provided by law.


                                   ARTICLE VI

                    MANAGING MEMBER'S CONTRIBUTIONS AND LOANS

        Section 6.1 Capital Contribution of Managing Member. The Managing Member shall make a Capital Contribution equal to $52,632.

        Section 6.2 Construction Obligations.

        (a) The Managing Member hereby guarantees a lien free completion of construction of the Apartment Housing on or before April 30, 1999("Completion Date") at a total development cost of not more than $1,433,546 ("Development Budget"), which includes all hard and soft costs incident to the acquisition, development and construction of the Apartment Housing in accordance with the construction budget, the construction contract, and the Project Documents. If the Special Member ascertains that the Development Budget exceeds the sum of the Capital Contributions, the Mortgage amount and the Development Fee then the Managing Member shall be responsible for and shall be obligated to pay the difference thereof within thirty days of receiving written notice from the Special Member. Any advances by the Managing Member pursuant to the previous sentence shall not be repayable, shall not change the Interest of any Member in the Company and shall be considered a guaranteed payment to the Company for cost overruns. Upon such notice from the Special Member, the Managing Member shall advance the requested funds into the construction lender's construction account.

         (b) In addition, if (1) the Improvements are not completed on or before the Completion Date (which date may be extended in the events of Force Majeure, but in no event longer than three months from the Completion Date); (2) prior to completing the Improvements, the construction lender sends a notice of default under the construction loan; or (3) a foreclosure action is commenced against the Company, then at the Special Member's election, either the Managing Member will be removed from the Company and the Special Member will be admitted as successor Managing Member, all in accordance with Article XIII hereof, or the Managing Member will repurchase the Interest of the Investor Member and the Special Member for an amount equal to the amounts theretofore paid by the Investor Member and the Special Member, and the Investor Member and the Special Member shall have no further Interest in the Company. If the Special Member elects to have the Managing Member repurchase the Interest of the Investor Member then the repurchase shall occur within 60 days after the Managing Member receives written demand from the Investor Member. If the Special Member elects to remove the Managing Member then the provisions of Article XIII apply.

         Section 6.3 Operating Obligations. From the date the first apartment unit in the Apartment Housing is available for its intended use until three consecutive months of Break-even Operations, the Managing Member will immediately provide the Company the necessary funds to pay Operating Deficits, which funds shall not be repayable, shall not change the Interest of any Member and shall be considered a guaranteed payment to the Company for cost overruns. For the balance of the Operating Deficit Guarantee Period the Managing Member will immediately provide Operating Loans to pay any Operating Deficits. The aggregate maximum amount of the Operating Loan(s) the Managing Member will be obligated to lend will be equal to one year's operating expenses (including debt and reserves) approved by the Managing Member and the Special Member. Each Operating Loan shall be nonrecourse to the Members, and shall be repayable out of 50% of the available Net Operating Income or Sale or Refinancing Proceeds in accordance with Article XI of this Agreement.

         Section 6.4 Other Managing Member Loans. After expiration of the Operating Deficit Guarantee Period, with the Consent of the Special Member, the Managing Member may loan to the Company any sums required by the Company and not otherwise reasonably available to it. Any such loan shall bear simple interest (not compounded) at the 10-year Treasury money market rate in effect as of the day of the Managing Member loan, or, if lesser, the maximum legal rate. The maturity date and repayment schedule of any such loan shall be as agreed to by the Managing Member and the Special Member. The terms of any such loan shall be evidenced by a written instrument. The Managing Member shall not charge a prepayment penalty on any such loan. Any loan in contravention of this Section shall be deemed an invalid action taken by the Managing Member and such advance will be classified as a Managing Member Capital Contribution.


                                   ARTICLE VII

                    CAPITAL CONTRIBUTIONS OF INVESTOR MEMBER
                               AND SPECIAL MEMBER

         Section 7.1 Capital Contribution of Investor Member. The Investor Member shall make a Capital Contribution in the amount of $359,815, as may be adjusted in accordance with Section 7.3 of this Agreement, deposited into an escrow account evidenced by an escrow agreement ("Escrow Agreement") dated January 11, 2000, subject to the conditions hereinafter set forth.

         (a) $359,815 shall be payable upon the Investor Member's receipt and approval of the following documents:

                  (1) a legal opinion in a form substantially similar to the form of opinion attached hereto as Exhibit "B" and incorporated herein by this reference;

                  (2) a fully executed Certification and Agreement in the form attached hereto as Exhibit "C" and incorporated herein by this reference;

                  (3) a copy of an ALTA owner's title insurance policy naming the Investor Member as a co-insured and including a non-imputation and fairway endorsement to the Title Policy ("Title Insurance")dated no more than ten days prior to the scheduled Capital Contribution providing an as-built survey and confirming that there are no liens, claims or rights to a lien or judgments filed against the property or the Apartment Housing during the time period since the issuance of the Title Policy. The Title Insurance shall be in an amount equal to the Mortgage Loan and the Investor Member's capital contribution.

                  (4) a copy of the recorded grant deed (warranty deed);

                  (5) a certificate of occupancy (or equivalent evidence of local occupancy approval if a permanent certificate is not available) on all the apartment units in the Apartment Housing;

                  (6) Insurance required during operations;

                  (7) Mortgage Loan documents signed and the Mortgage funded;

                  (8) the current rent roll;

                  (9) copies of all initial tenant files including completed applications, completed questionnaires or checklist of income and assets, documentation of third party verification of income and assets, and income certification forms (LIHTC specific) collected by the Management Agent, or Managing Member, verifying each tenant's eligibility pursuant to the Minimum Set-Aside Test;

                  (10) copies of the executed lease agreement with the tenants;

                  (11) a   copy    of    the    declaration    of    restrictive
covenants/extended use agreement entered into between the Company and the State Tax Credit Agency;

                  (12) a construction cost certification (which includes an itemized cost breakdown);

                  (13) the Accountant's final Tax Credit certification in a form
substantially   similar  to  the  form  attached   hereto  as  Exhibit  "E"  and
incorporated herein by this reference;

                  (14) Internal Revenue Code Form 8609, or any successor form;

                  (15) approval by the Investor Member's acquisition committee; and

                  (16) any documents previously not provided to the Investor Member but required pursuant to this Section 7.1.

         Section 7.2 Repurchase of Investor Member's Interest. Within 60 days after the Managing Member receives written demand from the Investor Member and/or the Special Member, the Company shall repurchase the Investor Member's Interest and/or the Special Member's Interest in the Company by refunding to it in cash the full amount of the Capital Contribution which the Investor Member and/or the Special Member has theretofore made in the event that, for any reason, the Company shall fail to meet both the Minimum Set-Aside Test and the Rent Restriction Test not later than December 31 of the first year the Company elects the LIHTC to commence in accordance with the Code.

         Section 7.3 Adjustment of Investor Member's and Special Member's Capital Contribution.

         (a) The amount of the Investor Member's and Special Member's Capital Contribution was determined in part upon the amount of Tax Credits that were expected to be available to the Company, and was based on the assumption that the Company would be eligible to claim, in the aggregate, the Projected Tax Credits. If the anticipated amount of Projected Tax Credits to be allocated to the Investor Member and Special Member as evidenced by IRS Form 8609, Schedule A thereto, and the audited construction cost certification provided to the Investor Member and Special Member are less than $470,494 (the new Tax Credit amount, if applicable, shall be referred to as the "Revised Projected Tax Credits") then the Investor Member's and Special Member's Capital Contribution provided for in Section 7.1 and Section 7.4 respectively shall be adjusted by the amount which will make the total Capital Contribution to be paid by the Investor Member and Special Member to the Company equal to 76.5% of the Revised

Projected Tax Credits so anticipated to be allocated to the Investor Member and Special Member. If the Capital Contribution adjustment referenced in this
Section 7.3(a) is a reduction which is greater than the remaining Capital Contribution to be paid by the Investor Member and the Special Member then the Managing Member shall have ninety days from the date the Managing Member receives notice from either the Investor Member or the Special Member to pay the shortfall. If the Capital Contribution adjustment referenced in this Section 7.3(a) is an increase then the Investor Member and Special Member shall have sixty days from the date the Investor Member and Special Member have received notice from the Managing Member to pay the increase.

         (b) The Managing Member is required to use its best efforts to rent 100% of the Apartment Housing's apartment units to tenants who meet the Minimum Set-Aside Test throughout the Compliance Period. If at the end of each calendar year during the first three calendar years following the year in which the Apartment Housing is placed in service, the Actual Tax Credit for any fiscal year or portion thereof is or will be less than the Projected Annual Tax Credit then the next Capital Contribution owed by the Investor Member shall be reduced to reflect the reduced tax credit amount (Annual Credit Shortfall"), and any portion of such Annual Credit Shortfall in excess of such Capital Contribution shall be applied to reduce succeeding Capital Contributions of the Investor Member. If the Annual Credit Shortfall is greater than the Investor Member's remaining Capital Contributions then the Managing Member shall pay to the Investor Member the excess of the Annual Credit Shortfall over the remaining Capital Contributions. The Managing Member shall have ninety days to pay the Annual Credit Shortfall from the date the Managing Member receives notice from the Investor Member. The provisions of this Section 7.3(b) shall apply equally to the Special Member in proportion to its Capital Contribution and anticipated annual Tax Credit.

         (c) In the event that, for any reason, at any time after the first three calendar years following the year in which the Apartment Housing is placed in service, there is an Annual Credit Shortfall, then there shall be a reduction in the Managing Member's share of Net Operating Income in an amount equal to the Annual Credit Shortfall and said amount shall be paid to the Investor Member. In the event there are not sufficient funds to pay the full Annual Credit Shortfall to the Investor Member at the time of the next Distribution of Net Operating Income, then the unpaid Annual Credit Shortfall shall be repaid in the next year in which sufficient monies are available from the Managing Member's share of Net Operating Income. In the event a Sale or Refinancing of the Apartment Housing occurs prior to repayment in full of the Annual Credit Shortfall then the excess will be paid in accordance with Section 11.2(b). The provisions of this Section 7.3(c) shall apply equally to the Special Member in proportion to its Capital Contribution and anticipated annual Tax Credit.

         (d) The Members recognize and acknowledge that the Investor Member and the Special Member are making their Capital Contribution, in part, on the expectation that the Projected Tax Credits are allocated to the Members over the Tax Credit Period. If the Projected Tax Credits are not allocated to the Members during the Tax Credit Period then the Investor Member's and Special Member's Capital Contribution shall be reduced by an amount agreed upon by the Members, in good faith, to provide the Investor Member and the Special Member with their anticipated internal rate of return.

         (e) In the event there is: (1) a filing of a tax return by the Company evidencing a reduction in the qualified basis of the Apartment Housing causing a recapture of Tax Credits previously allocated to the Investor Member; (2) a reduction in the qualified basis of the Apartment Housing for income tax purposes following an audit by the Internal Revenue Service (IRS) resulting in a recapture of Tax Credits previously claimed; (3) a decision by the United States Tax Court upholding the assessment of such deficiency against the Company with respect to any Tax Credit previously claimed in connection with the Apartment Housing, unless the Company shall timely appeal such decision and the collection of such assessment shall be stayed pending the disposition of such appeal; or
(4) a decision of a court affirming such decision upon such appeal then, in addition to any other payments to which the Investor Member and/or Special Member are entitled under the terms of this Section 7.3, the Managing Member shall pay to the Investor Member and the Special Member within sixty days of receiving notice from the Investor Member and/or the Special Member the sum of
(A) the income tax deficiency assessed against the Investor Member or Special Member as a result of the Tax Credit recapture, (B) any interest and penalties imposed on the Investor Member or Special Member with respect to such deficiency, and (C) an amount sufficient to pay any tax liability owed by the Investor Member or Special Member resulting from the receipt of the amounts specified in (A) and (B).

         Section 7.4 Capital Contribution of Special Member. The Special Member shall make a Capital Contribution of $36 at the time of the Investor Member's Capital Contribution payment referenced in Section 7.1(a) upon the same conditions. The Special Member shall be in a different class from the Investor Member and, except as otherwise expressly stated in this Agreement, shall not participate in any rights allocable to or exercisable by the Investor Member under this Agreement.

         Section 7.5 Return of Capital Contribution. From time to time the Company may have cash in excess of the amount required for the conduct of the affairs of the Company, and the Managing Member may, with the Consent of the Special Member, determine that such cash should, in whole or in part, be returned to the Members, pro rata, in reduction of their Capital Contribution. No such return shall be made unless all liabilities of the Company (except those to Members on account of amounts credited to them pursuant to this Agreement) have been paid or there remain assets of the Company sufficient, in the sole discretion of the Managing Member, to pay such liabilities.

         Section 7.6 Liability of Investor Member and Special Member. The Investor Member and Special Member shall not be liable for any of the debts, liabilities, contracts or other obligations of the Company. The Investor Member and Special Member shall be liable only to make Capital Contributions in the amounts and on the dates specified in this Agreement and, except as otherwise expressly required hereunder, shall not be required to lend any funds to the Company or, after their respective Capital Contributions have been paid, to make any further Capital Contribution to the Company.

                                  ARTICLE VIII

                          WORKING CAPITAL AND RESERVES

         Section 8.1 Operating and Maintenance Account. The Managing Member, on behalf of the Company, shall establish an operating and maintenance account and shall deposit thereinto, or provide a letter of credit, in an amount required by the FmHA, to be used for initial operating capital as permitted or required by applicable FmHA regulations. Said amount shall be reimbursed, without interest, out of Apartment Housing funds as shall be authorized in accordance with applicable FmHA regulations, and if not so reimbursed within five years of the deposit, any amount remaining unreimbursed shall be forgiven and shall constitute an ordinary and necessary business expense of the Managing Member as part consideration for the payment of the Development Fee.

         Section 8.2 Reserve for Replacements. The Company shall fund, establish and maintain a reserve account in an amount required by the FmHA Loan Agreement which funds shall be used in accordance with FmHA Regulation 7 CFR Part 1930-C, or any successor thereof, as evidenced by the FmHA Loan Agreement.

         Section 8.3 Tax and Insurance Account. The Managing Member, on behalf of the Company, may establish a tax and insurance account ("T & I Account") for the purpose of making the requisite Insurance premium payments and the real estate tax payments. The annual deposit to the T & I Account shall equal the total annual Insurance payment and the total annual real estate tax payment. Said amount shall be deposited monthly in equal installments. Withdrawals from such account shall be made only for its intended purpose. Any balance remaining in the account at the time of a sale of the Apartment Housing shall be allocated and distributed equally between the Managing Member and the Investor Member.

         Section 8.4 Other Reserves. The Managing Member, shall establish out of funds available to the Company a reserve account sufficient in its sole discretion to pay any unforeseen contingencies which might arise in connection with the furtherance of the Company business including, but not limited to, (a) any rent subsidy required to maintain rent levels in compliance with the Code and applicable FmHA regulations; and (b) any real estate taxes, Insurance, debt service or other payments for which other funds are not provided for hereunder or otherwise expected to be available to the Company. The Managing Member shall not be liable for any good-faith estimate which it shall make in connection with establishing or maintaining any such reserves nor shall the Managing Member be required to establish or maintain any such reserves if, in its sole discretion, such reserves do not appear to be necessary.

                                   ARTICLE IX

                             MANAGEMENT AND CONTROL

         Section 9.1 Power and Authority of Managing Member. Subject to the Consent of the Special Member or the consent of the Investor Member where required by this Agreement, and subject to the other limitations and restrictions included in this Agreement, the Managing Member shall have complete and exclusive control over the management of the Company business and affairs, and shall have the right, power and authority, on behalf of the Company, and in its name, to exercise all of the rights, powers and authority of a member of a company without investor members. If there is more than one Managing Member, all acts, decisions or consents of the Managing Members shall require the concurrence of all of the Managing Members. No actions taken without the authorization of all the Managing Members shall be deemed valid actions taken by the Managing Members pursuant to this Agreement. No Investor Member or Special Member (except one who may also be a Managing Member, and then only in its capacity as Managing Member within the scope of its authority hereunder) shall have any right to be active in the management of the Company's business or investments or to exercise any control thereover, nor have the right to bind the Company in any contract, agreement, promise or undertaking, or to act in any way whatsoever with respect to the control or conduct of the business of the Company, except as otherwise specifically provided in this Agreement.

         Section 9.2  Payments to the Managing Members and Others.

         (a) The Company shall pay to the Developer a Development Fee in the amount of $164,800 in accordance with the Amended Development Fee Agreement entered into by and between the Developer and the Company on the even date hereof. The Amended Development Fee Agreement provides, in part, that the Development Fee shall first be paid from available proceeds in accordance with
Section 9.2(b) of this Agreement and if not paid in full then the balance of the Development Fee will be paid in accordance with Section 11.1 of this Agreement.

         (b) The Company shall utilize the proceeds from the Capital Contributions paid pursuant to Section 7.1 and Section 7.4 of this Agreement for development costs including, but not limited to, land costs, Land Acquisition Fee, architectural fees, survey and engineering costs, financing costs, loan fees, Syndication Fee, building materials and labor. If any Capital Contribution proceeds are remaining after Completion of Construction, then the remainder shall: first be paid to the Developer in payment of the Development Fee; second be paid to the Managing Member as a reduction of the Managing Member's Capital Contribution; and any remaining Capital Contribution proceeds shall be paid to the Managing Member as a Company oversight fee.

         (c) The Company shall pay to the Management Agent a property management fee for the leasing and management of the Apartment Housing in an amount in accordance with the Management Agreement. The term of the Management Agreement shall not exceed three years, and the execution or renewal of any Management Agreement shall be subject to the prior Consent of the Special Member. If the Management Agent is an Affiliate of the Managing Member then commencing with the termination of the Operating Deficit Guarantee Period, in any year in which the Apartment Housing has an Operating Deficit, 40% of the management fee will be deferred ("Deferred Management Fee"). Deferred Management Fees, if any, shall be paid to the Management Agent in accordance with Section 11.1 of this Agreement.

                  (1) The Managing Member shall, upon receiving any request of the Mortgage Lender requesting such action, dismiss the Management Agent as the entity responsible for management of the Apartment Housing under the terms of the Management Agreement; or, the Managing Member shall dismiss the Management Agent at the request of the Special Member for cause.

                  (2) The appointment of any successor Management Agent is subject to the Consent of the Special Member, which may only be sought after the Managing Member has provided the Special Member with accurate and complete disclosure respecting the proposed Management Agent.

         (d) The Company shall pay to the Investor Member a fee (the "Reporting Fee") commencing in 2000 equal to 15% of the Net Operating Income but in no event less than $750 for the Investor Member's services in monitoring the operations of the Company and for services in connection with the Company's accounting matters and assisting with the preparation of tax returns and the reports required in Sections 14.2 and 14.3 of this Agreement. The Reporting Fee shall be payable within seventy-five (75) days following each calendar year and shall be payable from Net Operating Income in the manner and priority set forth in Section 11.1 of this Agreement; provided, however, that if in any year Net Operating Income is insufficient to pay the full $750, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first year in which there is sufficient Net Operating Income, as provided in Section 11.1, or sufficient Sale or Refinancing Proceeds, as provided in Section 11.2.b.

         (e) The Company shall pay to the Managing Member through the Compliance Period an annual Incentive Management Fee equal to $1,211 of the remaining Net Operating Income commencing in 2000 for overseeing the marketing, lease-up and continued occupancy of the Company's apartment units, obtaining and monitoring the Mortgage Loan, maintaining the books and records of the Company, selecting and supervising the Company's Accountants, bookkeepers and other Persons required to prepare and audit the Company's financial statements and tax returns, and preparing and disseminating reports on the status of the Apartment Housing and the Company, all as required by Article XIV of this Agreement. The Members acknowledge that the Incentive Management Fee is being paid as an inducement to the Managing Member to operate the Company efficiently, to maximize occupancy and to increase the Net Operating Income. The Incentive Management Fee shall be payable from Net Operating Income in the manner and priority set forth in Section 11.1 of this Agreement upon completion and delivery of the annual audit pursuant to Section 14.2(a) of this Agreement. If the Incentive Management Fee is not paid in any year, it shall not accrue for payment in subsequent years.

         (f) The Company shall pay to the Managing Member through the Compliance Period an annual Tax Credit Compliance Fee equal to $1,211 commencing in 2000 for the services of the Managing Member in ensuring compliance by the Company and the Apartment Housing with all Tax Credit rules and regulations. The Tax

Credit Compliance Fee shall be payable from Net Operating Income in the manner and priority set forth in Section 11.1 of this Agreement upon completion and delivery of the annual audit pursuant to Section 14.2(a) of this Agreement. If the Tax Credit Compliance Fee is not paid in any year it shall not accrue for payment in subsequent years.

         Section 9.3 Specific Powers of the Managing Member. Subject to the other provisions of this Agreement, the Managing Member, in the Company's name and on its behalf, may:

         (a) employ, contract and otherwise deal with, from time to time, Persons whose services are necessary or appropriate in connection with management and operation of the Company business, including, without limitation, contractors, agents, brokers, Accountants and Management Agents (provided that the selection of any Accountant or Management Agent has received the Consent of the Special Member) and attorneys, on such terms as the Managing Member shall determine within the scope of this Agreement;

         (b) pay as a Company expense any and all costs and expenses associated with the formation, development, organization and operation of the Company, including the expense of annual audits, tax returns and LIHTC compliance;

         (c) deposit, withdraw, invest, pay, retain and distribute the Company's funds in a manner consistent with the provisions of this Agreement;

         (d) execute the Mortgage; and

         (e) execute, acknowledge and deliver any and all instruments to effectuate any of the foregoing.

         Section 9.4 Authority Requirements. During the Compliance Period, the following provisions shall apply.

         (a) Each of the provisions of this Agreement shall be subject to, and the Managing Member covenants to act in accordance with, the Tax Credit Conditions and all applicable federal, state and local laws and regulations.

         (b) The Tax Credit Conditions and all such laws and regulations, as amended or supplemented, shall govern the rights and obligations of the Members, their heirs, executors, administrators, successor and assigns, and they shall control as to any terms in this Agreement which are inconsistent therewith, and any such inconsistent terms of this Agreement shall be unenforceable by or against any of the Members.

         (c) Upon any dissolution of the Company or any transfer of the Apartment Housing, no title or right to the possession and control of the Apartment Housing and no right to collect rent therefrom shall pass to any Person who is not, or does not become, bound by the Tax Credit Conditions in a manner that, in the opinion of counsel to the Company, would avoid a recapture of Tax Credits thereof on the part of the former owners.

         (d) Any conveyance or transfer of title to all or any portion of the Apartment Housing required or permitted under this Agreement shall in all respects be subject to the Tax Credit Conditions and all conditions, approvals or other requirements of the rules and regulations of any authority applicable thereto.

         Section 9.5  Limitations  on Managing  Member's  Power  and  Authority.
Notwithstanding the provisions of this Article IX, the Managing Member shall not:

         (a) except as required by Section 9.4, act in contravention of this Agreement;

         (b) act in any manner which would make it impossible to carry on the ordinary business of the Company;

         (c) confess a judgment against the Company;

         (d) possess Company property, or assign the Member's right in specific Company property, for other than the exclusive benefit of the Company;

         (e) admit a Person as a Managing Member except as provided in this Agreement;

         (f) admit a Person as an Investor Member except as provided in this Agreement;

         (g) violate any provision of the Mortgage;

         (h) cause the Apartment Housing apartment units to be rented to anyone other than Qualified Tenants;

         (i) violate the Minimum Set-Aside Test or the Rent Restriction Test for the Apartment Housing;

         (j) cause any recapture of the Tax Credits;

         (k) permit any creditor who makes a nonrecourse loan to the Company to have, or to acquire at any time as a result of making such loan, any direct or indirect interest in the profits, income, capital or other property of the Company, other than as a secured creditor;

         (l) commingle funds of the Company with the funds of another Person; or

         (m) take any action which requires the Consent of the Special Member or the consent of the Investor Member unless the Managing Member has received said Consent.

         Section 9.6 Restrictions on Authority of Managing Member. Without the Consent of the Special Member the Managing Member shall not:

          (a) sell, exchange, lease (except in the normal course of business to Qualified Tenants) or otherwise dispose of the Apartment Housing;

          (b) incur indebtedness other than the Mortgage Loan in the name of the Company;

          (c) engage in any transaction not expressly contemplated by this Agreement in which the Managing Member has an actual or potential conflict of interest with the Investor Member or the Special Member;

          (d) contract away the fiduciary duty owed to the Investor Member and the Special Member at common law;

          (e) take any action which would cause the Apartment Housing to fail to qualify, or which would cause a termination or discontinuance of the qualification of the Apartment Housing, as a "qualified low income housing project" under Section 42(g)(1) of the Code, as amended, or any successor thereto, or which would cause the Investor Member to fail to obtain the Projected Tax Credits or which would cause the recapture of any LIHTC;

          (f) make any expenditure of funds, or commit to make any such expenditure, other than in response to an emergency, except as provided for in the annual budget approved by the Special Member, as provided in Section 14.3(g) hereof;

          (g) cause the merger or other reorganization of the Company;

          (h) dissolve the Company;

          (i) acquire any real or personal property (tangible or intangible) in addition to the Apartment Housing the aggregate value of which shall exceed $10,000 (other than easement or similar rights necessary or appropriate for the operation of the Apartment Housing);

          (j) become personally liable on or in respect of, or guarantee, the Mortgage or any other indebtedness of the Company;

          (k) pay any salary, fees or other compensation to a Managing Member or any Affiliate thereof, except as authorized by Section 9.2 and Section 9.9 hereof or specifically provided for in this Agreement;

          (l) terminate the services of the Accountant or Management Agent, or terminate, amend or modify the Project Document, or grant any material waiver or consent thereunder;

          (m) cause the Company to redeem or repurchase all or any portion of the Interest of a Member;

          (n) cause the Company to convert the Apartment Housing to cooperative or condominium ownership;

          (o) cause or permit the Company to make loans to the Managing Member or any Affiliate;

          (p) bring or defend, pay, collect, compromise, arbitrate, resort to legal action or otherwise adjust claims or demands of or against the Company; or

         Section 9.7 Duties of Managing Member. The Managing Member agrees that it shall at all times:

         (a) diligently and faithfully devote such of its time to the business of the Company as may be necessary to properly conduct the affairs of the Company;

         (b) file and publish all certificates, statements or other instruments required by law for the formation and operation of the Company as a limited liability company in all appropriate jurisdictions;

         (c) cause the Company to carry Insurance from an Insurance Company;

         (d) have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in its immediate possession or control and not employ or permit another to employ such funds or assets in any manner except for the benefit of the Company;

         (e) use its best efforts so that all requirements shall be met which are reasonably necessary to obtain or achieve (1) compliance with the Minimum Set-Aside Test, the Rent Restriction Test, and any other requirements necessary for the Apartment Housing to initially qualify, and to continue to qualify, for LIHTC; (2) issuance of all necessary certificates of occupancy, including all governmental approvals required to permit occupancy of all of the apartment units in the Apartment Housing; and (3) compliance with all provisions of the Project Documents.

         (f) make inspections of the Apartment Housing and assure that the Apartment Housing is in decent, safe, sanitary and good condition, repair and working order, ordinary use and obsolescence excepted, and make or cause to be made from time to time all necessary repairs thereto (including external and structural repairs) and renewals and replacements thereof;

         (g) pay, before the same shall become delinquent and before penalties accrue thereon all Company taxes, assessments and other governmental charges against the Company or its properties, and all of its other liabilities, except to the extent and so long as the same are being contested in good faith by appropriate proceedings in such manners as not to cause any material adverse effect on the Company's property, financial condition or business operations, with adequate reserves provided for such payments;

         (h) permit, and cause the Management Agent to permit, the Special Member and its representatives: (1) to have access to the Apartment Housing and personnel employed by the Company and by the Management Agent at all times during normal business hours after reasonable notice; (2) to examine all agreements, LIHTC compliance data and plans and specifications; and (3) to make copies thereof;

         (i) exercise good faith in all activities relating to the conduct of the business of the Company, including the development, operation and maintenance of the Apartment Housing, and shall take no action with respect to the business and property of the Company which is not reasonably related to the achievement of the purpose of the Company;

         (j) make any Capital Contributions, advances or loans required to be made by the Managing Member under the terms of this Agreement;

         (k) establish and maintain all reserves required to be established and maintained under the terms of this Agreement;

         (l) cause the Management Agent to manage the Apartment Housing in such a manner that the Apartment Housing will be eligible to receive LIHTC with respect to 100% of the apartment units in the Apartment Housing. To that end, the Managing Member agrees, without limitation: (1) to make all elections requested by the Special Member under Section 42 of the Code to allow the Company or its Members to claim the Tax Credit; (2) to file Form 8609 with respect to the Apartment Housing as required, for at least the duration of the Compliance Period; (3) to operate the Apartment Housing and cause the Management Agent to manage the Apartment Housing so as to comply with the requirements of
Section 42 of the Code, as amended, or any successor thereto, including, but not limited to, Section 42(g) and Section 42(i)(3) of the Code, as amended, or any successors thereto; (4) to make all certifications required by Section 42(l) of the Code, as amended, or any successor thereto; and (5) to operate the Apartment Housing and cause the Management Agent to manage the Apartment Housing so as to comply with all other Tax Credit Conditions; and

         (m) perform such other acts as may be expressly required of it under the terms of this Agreement.

         Section 9.8 Obligations to Repair and Rebuild Apartment Housing. With the approval of any lender, if such approval is required, any Insurance proceeds received by the Company due to fire or other casualty affecting the Apartment Housing will be utilized to repair and rebuild the Apartment Housing in satisfaction of the conditions contained in Section 42(j)(4) of the Code and to the extent required by any lender. Any such proceeds received in respect of such event occurring after the Compliance Period shall be so utilized or, if permitted by the Project Documents and with the Consent of the Special Member, shall be treated as Sale or Refinancing Proceeds.

         Section 9.9  Company Expenses.

         (a) All of the Company's expenses shall be billed directly to and paid by the Company to the extent practicable. Reimbursements to the Managing Member, or any of its Affiliates, by the Company shall be allowed only for the Company's Cash Expenses unless the Managing Member is obligated to pay the same as an Operating Deficit during the Operating Deficit Guarantee Period, and subject to the limitations on the reimbursement of such expenses set forth herein. For purposes of this Section, Cash Expenses shall include fees paid by the Company to the Managing Member or any Affiliate of the Managing Member permitted by this Agreement and the actual cost of goods, materials and administrative services used for or by the Company, whether incurred by the Managing Member, an Affiliate of the Managing Member or a nonaffiliated Person in performing the foregoing functions. As used in the preceding sentence, "actual cost of goods and materials" means the actual cost of goods and materials used for or by the Company and obtained from entities which are not Affiliates of the Managing Member, and actual cost of administrative services means the pro rata cost of personnel (as if such persons were employees of the Company) associated therewith, but in no event to exceed the amount which would be charged by nonaffiliated Persons for comparable goods and services.

         (b) Reimbursement to the Managing Member or any of its Affiliates of operating cash expenses pursuant to Subsection (a) hereof shall be subject to the following:

                  (1) no such reimbursement shall be permitted for services for which the Managing Member or any of its Affiliates is entitled to compensation by way of a separate fee; and

                  (2) no such reimbursement shall be made for (A) rent or depreciation, utilities, capital equipment or other such administrative items, and (B) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any "controlling person" of the Managing Member or any Affiliate of the Managing Member. For the purposes of this Section 9.9(b)(2), "controlling person" includes, but is not limited to, any Person, however titled, who performs functions for the Managing Member or any Affiliate of the Managing Member similar to those of: (i) chairman or member of the board of directors; (ii) executive management, such as president, vice president or senior vice president, corporate secretary or treasurer; (iii) senior management, such as the vice president of an operating division who reports directly to executive management; or (iv) those holding 5% or more equity interest in such Managing Member or any such Affiliate of the Managing Member or a person having the power to direct or cause the direction of such Managing Member or any such Affiliate of the Managing Member, whether through the ownership of voting securities, by contract or otherwise.

         Section 9.10 Managing Member Expenses. The Managing Member or Affiliates of the Managing Member shall pay all Company expenses which are not permitted to be reimbursed pursuant to Section 9.9 and all expenses which are unrelated to the business of the Company.

         Section 9.11 Other Business of Members. Any Member may engage independently or with others in other business ventures wholly unrelated to the Company business of every nature and description, including, without limitation, the operation and management of real estate projects and developments of every type on their own behalf or on behalf of other companies, joint ventures, corporations or other business ventures formed by them or in which they may have an interest, including, without limitation, business ventures similar to, related to or in direct or indirect competition with the Apartment Housing. Neither the Company nor any Member shall have any right by virtue of this Agreement or the company relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom.
Conversely, no Person shall have any rights to Company assets, incomes or proceeds by virtue of such other ventures or activities of any Member.

         Section 9.12 Covenants, Representations and Warranties. The Managing Member covenants, represents and warrants that the following are presently true, will be true at the time of each Capital Contribution payment made by the Investor Member and will be true during the term of this Agreement, to the extent then applicable.

         (a) The Company is a duly organized limited liability company validly existing under the laws of the State and has complied with all filing requirements necessary for the protection of the limited liability of the Investor Member and the Special Member.

         (b) The Operating Agreement and the Project Documents are in full force and effect and neither the Company nor the Managing Member are in breach or violation of any provisions thereof.

         (c) Improvements will be completed in a timely and workerlike manner in accordance with all applicable requirements of all appropriate governmental entities and the plans and specifications of the Apartment Housing.

         (d) All conditions to the funding of the Mortgage have been met.

         (e) The  Apartment   Housing  is  being  operated  in  accordance  with
standards and procedures which are prudent and customary for the operation of properties similar to the Apartment Housing.

         (f) No Member has or will have any personal liability with respect to or has or will have personally guaranteed the payment of the Mortgage.

         (g) The Company is in compliance with all use codes applicable to the Apartment Housing and is not in violation of any environmental or similar regulations applicable to the Apartment Housing.

         (h) All appropriate public utilities, including sanitary and storm sewers, water, gas and electricity, are currently available and operating properly for all units in the Apartment Housing at the time of first occupancy and throughout the term of the Company.

         (i) All roads necessary for the full utilization of the Improvements have either been completed or the necessary rights of way therefore have been acquired by the appropriate governmental authority or have been dedicated to public use and accepted by said governmental authority.

         (j) The Company has obtained Insurance written by an Insurance Company.

         (k) The Company owns the fee simple interest in the Apartment Housing.

         (l) The Company will require the Accountant to depreciate the Improvements over a 27 1/2 year term. Site work shall be broken out separately from Improvements and depreciated over 15 years using the cost recovery system, mid-year 200% declining balance depreciation method. Landscaping and personal property (cabinets, appliances, carpet and window coverings) shall be depreciated over 5 years for regular tax or 9 years for alternative minimum tax.

         (m) To the best of the Managing Member's knowledge: (1) no Hazardous Substance has been disposed of, or released to or from, or otherwise now exists in, on, under or around, the Apartment Housing and (2) no aboveground or underground storage tanks are now or have ever been located on or under the Apartment Housing. The Managing Member will not install or allow to be installed any aboveground or underground storage tanks on the Apartment Housing. The Managing Member covenants that the Apartment Housing shall be kept free of Hazardous Substance and shall not be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Substance, except in connection with the normal maintenance and operation of any portion of the Apartment Housing. The Managing Member shall comply, or cause there to be compliance, with all applicable Federal, state and local laws, ordinances, rules and regulations with respect to Hazardous Substance and shall keep, or cause to be kept, the Apartment Housing free and clear of any liens imposed pursuant to such laws, ordinances, rules and regulations. The Managing Member must promptly notify the Investor Member and the Special Member in writing (3) if it knows, or suspects or believes there may be any Hazardous Substance in or around any part of the Apartment Housing, any Improvements constructed on the Apartment Housing, or the soil, groundwater or soil vapor, (4) if the Managing Member or the Company may be subject to any threatened or pending investigation by any governmental agency under any law, regulation or ordinance pertaining to any Hazardous Substance, and (5) of any claim made or threatened by any Person, other than a governmental agency, against the Company or Managing Member arising out of or resulting from any Hazardous Substance being present or released in, on or around any part of the Apartment Housing.

         (n) The Managing Member has not executed and will not execute any agreements with provisions contradictory to, or in opposition to, the provisions of this Agreement.

         (o) The Company will allocate to the Investor Member the Projected Annual Tax Credits, or the Revised Projected Tax Credits, if applicable.

         (p) No charges, liens or encumbrances exist with respect to the Apartment Housing other than those which are created or permitted by the Project Documents or Mortgage or are noted or excepted in the Title Policy.

         (q) The buildings on the Apartment Housing site constitute or shall constitute a "qualified low-income housing project" as defined in Section 42(g) of the Code, and as amplified by the Treasury Regulations thereunder. In this connection, not later than December 31 of the first year in which the Members elect the LIHTC to commence in accordance with the Code, the Apartment Housing will satisfy the Minimum Set-Aside Test.

         (r) All accounts of the Company are required to be maintained under the terms of the Project Documents, including, without limitation, any reserves in accordance with Article VIII hereof, are currently funded to required levels, including levels required by any authority.

         (s) The Managing Member has not lent or otherwise advanced any funds to the Company other than its Capital Contribution, or Operating Deficit Loan, if applicable, and the Company has no unsatisfied obligation to make any payments of any kind to the Managing Member or any Affiliate thereof.

         (t) No event has occurred which constitutes a default under any of the Project Documents.

         (u) No event has occurred which has caused, and the Managing Member has not acted in any manner which will cause (1) the Company to be treated for federal income tax purposes as an association taxable as a corporation, (2) the Company to fail to qualify as a limited liability company under the Act, or (3) the Investor Member to be liable for Company obligations; provided however, the Managing Member shall not be in breach of this representation if all or a portion of an Investor Member's agreed upon Capital Contributions are used to satisfy the Company's obligations to creditors of the Company and such action by the Managing Member is otherwise authorized under this Agreement and; provided further, however, the Managing Member shall not be in breach of this representation if the action causing the Investor Member to be liable for the Company obligations is undertaken by the Investor Member.

          (v) No event or proceeding, including, but not limited to, any legal actions or proceedings before any court, commission, administrative body or other governmental authority, and acts of any governmental authority having jurisdiction over the zoning or land use laws applicable to the Apartment Housing, has occurred the continuing effect of which has: (1) materially or adversely affected the operation of the Company or the Apartment Housing; or (2) materially or adversely affected the ability of the Managing Member to perform its obligations hereunder or under any other agreement with respect to the Apartment Housing.

         (w) Neither the Company nor the Managing Member has any liabilities, contingent or otherwise, which have not been disclosed in writing to the Investor Member and the Special Member and which in the aggregate affect the ability of the Investor Member to obtain the anticipated benefits of its investment in the Company.

         (x) The Managing Member has and shall maintain a combined net worth equal to at least $1,000,000 computed in accordance with generally accepted accounting principles.

         (z) The Company's and Managing Member's computer hardware and software used to produce financial reports and tax return information are year 2000 compliant. To the best of the Managing Member's knowledge after due inquiry: the Company's and Managing Member's office machinery and equipment are year 2000 compliant; and the Management Agent's financial reporting systems and office machinery and equipment are year 2000 compliant.

         The Managing Member shall be liable to the Investor Member for any costs, damages, loss of profits, diminution in the value of its investment in the Company, or other losses, of every nature and kind whatsoever, direct or indirect, realized or incurred by the Investor Member as a result of any material breach of the representations and warranties set forth in this Section 9.12.


                                    ARTICLE X

                    ALLOCATIONS OF INCOME, LOSSES AND CREDITS

         Section 10.1 General. All items includable in the calculation of Income or Loss not arising from a Sale or Refinancing, and all Tax Credits, shall be allocated 99.98% to the Investor Member, 0.01% to the Special Member and 0.01% to the Managing Member.

         Section 10.2 Allocations From Sale or Refinancing. All Income and Losses arising from a Sale or Refinancing shall be allocated between the Members as follows:

         (a) As to Income:

                  (1) first, an amount of Income equal to the aggregate negative balances (if any) in the Capital Accounts of all Members having negative Capital Accounts (prior to taking into account the Sale or Refinancing and the Distribution of the related Sale or Refinancing Proceeds, but after giving effect to Distributions of Net Operating Income and allocations of other Income and Losses pursuant to this Article X up to the date of the Sale or Refinancing) shall be allocated to such Members in proportion to their negative Capital Account balances until all such Capital Accounts shall have zero balances; and

                  (2) the balance, if any, of such Income shall be allocated to the Members in the proportion necessary so that the Members will receive the amount to which they are entitled pursuant to Section 11.2 hereof;

         (b) Losses shall be allocated 99.98% to the Investor Member, 0.01% to the Special Member and 0.01% to the Managing Member.

         (c)  Notwithstanding  the foregoing  provisions of Section  10.2(a) and
(b), in no event shall any Losses be allocated to the Investor Member or the Special Member if and to the extent that such allocation would create or increase an Adjusted Capital Account Deficit for the Investor Member or the Special Member. In the event an allocation of 99.98% or 0.01% of each item includable in the calculation of Income or Loss not arising from a Sale or Refinancing, would create or increase an Adjusted Capital Account Deficit for the Investor Member or the Special Member, respectively, then so much of the items of deduction other than projected depreciation shall be allocated to the Managing Member instead of the Investor Member or the Special Member as is necessary to allow the Investor Member or the Special Member to be allocated 99.98% and 0.01%, respectively, of the items of Income and Apartment Housing depreciation without creating or increasing an Adjusted Capital Account Deficit for the Investor Member or the Special Member, it being the intent of the parties that the Investor Member and the Special Member always shall be allocated 99.98% and 0.01%, respectively, of the items of Income not arising from a Sale or Refinancing and 99.98% and 0.01%, respectively, of the Apartment Housing depreciation.

         Section 10.3 Special Allocations. The following special allocations shall be made in the following order.

         (a) Except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provisions of this Article X, if there is a net decrease in Company Minimum Gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Person's share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(f)(6) and 1.704-2(j)(2) of the Treasury Regulations. This Section 10.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

         (b) Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Article X, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Company fiscal year, each Person who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Person's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This Section 10.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

         (c) In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), Section 1.704-1(b)(2)(ii)(d)(5), or Section
1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 10.3(c) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 10.3 have been tentatively made as if this Section 10.3(c) were not in the Agreement.

         (d) In the event any Member has a deficit Capital Account at the end of any Company fiscal year which is in excess of the sum of (i) the amount such Member is obligated to restore, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
Section 10.3(d) shall be made if and only to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 10.3 have been tentatively made as if this Section 10.3(d) and Section 10.3(c) hereof were not in the Agreement.

         (e) Nonrecourse Deductions for any fiscal year shall be especially allocated 99.98% to the Investor Member, 0.01% to the Special Member and 0.01% to the Managing Member.

         (f) Any Member Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).

         (g) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or
Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of his interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event that Treasury Regulations Section 1.704-1 (b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event that Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

         (h) To the extent the Company has taxable interest income with respect to any promissory note pursuant to Section 483 or Section 1271 through 1288 of the Code:

                  (1) such interest income shall be specially allocated to the Investor Member to whom such promissory note relates; and

                  (2) the amount of such interest  income shall be excluded from
the  Capital  Contributions   credited  to  such  Member's  Capital  Account  in
connection with payments of principal with respect to such promissory note.

         (i) In the event the adjusted tax basis of any investment tax credit property that has been placed in service by the Company is increased pursuant to Code Section 50(c), such increase shall be specially allocated among the Members (as an item in the nature of income or gain) in the same proportions as the investment tax credit that is recaptured with respect to such property is shared among the Members.

         (j) Any reduction in the adjusted tax basis (or cost) of Company investment tax credit property pursuant to Code Section 50(c) shall be specially allocated among the Members (as an item in the nature of expenses or losses) in the same proportions as the basis (or cost) of such property is allocated pursuant to Treasury Regulations Section 1.46-3(f)(2)(i).

         (k) Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of an interest in the Company by the Company to a Member (the "Issuance Items") shall be allocated among the Members so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Member, shall be equal to the net amount that would have been allocated to each such Member if the Issuance Items had not been realized.

         (l) If any Company expenditure treated as a deduction on its federal income tax return is disallowed as a deduction and treated as a distribution pursuant to Section 731(a) of the Code, there shall be a special allocation of gross income to the Member deemed to have received such distribution equal to the amount of such distribution.

         (m) Interest  deduction on the  Company  indebtedness  referred  to  in
Section 6.3 shall be allocated  100% to the Managing Member.

         (n) In the event all or part of the Incentive Management Fee or the Tax Credit Compliance Fee is disallowed by the Internal Revenue Service, then any interest or income chargeable to the Company for such disallowance shall be allocated to the Managing Member.

         Section 10.4 Curative Allocations. The allocations set forth in Sections 10.2(c), 10.3(a), 10.3(b), 10.3(c), 10.3(d), 10.3(e), 10.3(f), and
10.3(g) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 10.4. Therefore, notwithstanding any other provision of this Article X (other than the Regulatory Allocations), with the Consent of the Special Member, the Managing Member shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner the Managing Member, with the Consent of the Special Member, determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 10.1, 10.2(a), 10.2(b), 10.3(h), 10.3(i),
10.3(j), 10.3(k), 10.3(l), 10.3(m) and 10.5. In exercising its authority under this Section 10.4, the Managing Member shall take into account future Regulatory Allocations under Section 10.3(a) and 10.3(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 10.3(e) and 10.3(f).

         Section 10.5  Other Allocation Rules.

         (a) The basis (or cost) of any Company investment tax credit property shall be allocated among the Members in accordance with Treasury Regulations
Section 1.46-3(f)(2)(i). All Tax Credits (other than the investment tax credit) shall be allocated among the Members in accordance with applicable law. Consistent with the foregoing, the Members intend that LIHTC will be allocated 99.98% to the Investor Member, 0.01% to the Special Member and 0.01% to the Managing Member.

         (b) In the event Company investment tax credit property is disposed of during any taxable year, profits for such taxable year (and, to the extent such profits are insufficient, profits for subsequent taxable years) in an amount equal to the excess, if any, of (1) the reduction in the adjusted tax basis (or cost) of such property pursuant to Code Section 50(c), over (2) any increase in the adjusted tax basis of such property pursuant to Code Section 50(c) caused by the disposition of such property, shall be excluded from the profits allocated pursuant to Section 10.1 and Section 10.2(a) hereof and shall instead be allocated among the Members in proportion to their respective shares of such excess, determined pursuant to Section 10.3(i) and 10.3(j) hereof. In the event more than one item of such property is disposed of by the Company, the foregoing sentence shall apply to such items in the order in which they are disposed of by the Company, so the profits equal to the entire amount of such excess with respect to the first such property disposed of shall be allocated prior to any allocations with respect to the second such property disposed of, and so forth.

         (c) For purposes of determining the Income, Losses, or any other items allocable to any period, Income, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Managing Member with the Consent of the Special Member, using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

         (d) Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Treasury Regulations Section 1.752-3(a)(3), the Members' interests in Company profits are as follows: Investor Member: 99.98%; Special Member: 0.01%; Managing
Member: 0.01%.

         (e) To the extent permitted by Section 1.704-2(h)(3) of the Treasury Regulations, the Managing Member shall endeavor to treat Distributions as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt only to the extent that such Distributions would cause or increase an Adjusted Capital Account Deficit for any Member who is not a Managing Member.

         (f) In the event that the deduction of all or a portion of any fee paid or incurred out of Net Operating Income by the Company to a Member or an Affiliate of a Member is disallowed for federal income tax purposes by the Internal Revenue Service with respect to a taxable year of the Company, the Company shall then allocate to such Member an amount of gross income of the Company for such year equal to the amount of such fee as to which the deduction is disallowed.

         Section 10.6 Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 1.33(a) hereof).

         In the event the Gross Asset Value of any Company asset is adjusted pursuant to Section 1.33(b) hereof, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

         Any elections or other decisions relating to such allocations shall be made by the Managing Member with the Consent of the Special Member in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 10.6 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person's Capital Account or share of Income, Losses, other items, or distributions pursuant to any provision of this Agreement.

         Section 10.7 Allocation Among Investor Members. In the event that the Interest of the Investor Member hereunder is at any time held by more than one Investor Member all items which are specifically allocated to the Investor Member for any month pursuant to this Article X shall be apportioned among such Persons according to the ratio of their respective profit-sharing interests in the Company at the last day of such month.

         Section 10.8 Allocation Among Managing Members. In the event that the Interest of the Managing Member hereunder is at any time held by more than one Managing Member all items which are specifically allocated to the Managing Member for any month pursuant to this Article X shall be apportioned among such Persons in such percentages as may from time to time be determined by agreement among them without amendment to this Agreement or consent of the Investor Member or Consent of the Special Member.

         Section 10.9 Modification of Allocations. The provisions of Articles X and XI and other provisions of this Agreement are intended to comply with Treasury Regulations Section 1.704 and shall be interpreted and applied in a manner consistent with such section of the Treasury Regulations. In the event that the Managing Member determines, in its sole discretion, that it is prudent to modify the manner in which the Capital Accounts of the Members, or any debit or credit thereto, are computed in order to comply with such section of the Treasury Regulations, the Managing Member may make such modification, but only with the Consent of the Special Member, to the minimum extent necessary, to effect the plan of allocations and Distributions provided for elsewhere in this Agreement. Further, the Managing Member shall make any appropriate modifications, but only with the Consent of the Special Member, in the event it appears that unanticipated events (e.g., the existence of a Company election pursuant to Code Section 754) might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704.

                                   ARTICLE XI

                                  DISTRIBUTION

         Section 11.1 Distribution of Net Operating Income. Except as otherwise provided, Net Operating Income for each fiscal year shall be distributed within seventy-five (75) days following each calendar year and shall be applied in the following order of priority:

     (a) to pay the current Reporting Fee and then to pay any accrued Reporting Fees which have not been paid in full from previous years;

     (b) to pay the Development Fee;

     (c) to pay the Operating Loans, if any, as referenced in Section 6.3 of this Agreement, limited to 50% of the Net Operating Income remaining after reduction for the payments made pursuant to subsections (a) through (c) of this
Section 11.1;

     (d) to pay the Incentive Management Fee;

     (e) to pay the Tax Credit Compliance Fee; and

     (f) the balance, 30% to the Investor Member and 70% to the Managing Member.

         Section 11.2 Distribution of Sale or Refinancing Proceeds. Sale or refinancing Proceeds shall be distributed in the following order:

     (a) to the payment of the Mortgage and other matured debts and liabilities of the Company, other than accrued payments, debts or other liabilities owing to Members or former Members;

     (b) to any accrued payments, debts or other liabilities owing to the Members or former Members, including, but not limited to, accrued Reporting Fees and Operating Loans, to be paid prorata if necessary;

     (c) to the establishment of any reserves which the Managing Member, with the Consent of the Special Member, shall deem reasonably necessary for contingent, unmatured or unforeseen liabilities or obligations of the Company; and

     (d) thereafter, 40% to the Investor Member and 60% to the Managing Member.


                                   ARTICLE XII

                              TRANSFERS OF INVESTOR
                        MEMBER'S INTEREST IN THE COMPANY

         Section 12.1 Assignment of Investor Member's Interest. The Investor Member and Special Member shall have the right to assign all or any part of their respective Interests to any other Person, whether or not a Member, upon satisfaction of the following:

     (a) a written instrument setting forth the name and address of the proposed transferee, the nature and extent of the Interest which is proposed to be transferred and the terms and conditions upon which the transfer is proposed to be made, stating that the Assignee accepts and agrees to be bound by all of the terms and provisions of this Agreement, and providing for the payment of all reasonable expenses incurred by the Company in connection with such assignment, including but not limited to the cost of preparing any necessary amendment to this Agreement; and

     (b) upon receipt by the Managing Member of the Assignee's written representation that the Company Interest is to be acquired by the Assignee for the Assignee's own account for long-term investment and not with a view toward resale, fractionalization, division or distribution thereof.

     (c) Notwithstanding any provision to the contrary, the Investor Member may assign its Interest to an Affiliate or assign its Interest to USBank or its successors as collateral to secure a capital contribution loan without satisfying the conditions of Sections 12.1(a) and (b) above. The Managing Member will not be held responsible for any recapture of Tax Credit caused by such assignment of Investor Member's Interest as stated in this Section 12.1 of the Agreement.

         THE INVESTOR MEMBERSHIP INTEREST AND THE SPECIAL MEMBERSHIP INTEREST DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED OR UNDER ANY STATE SECURITIES LAW. THESE INTERESTS MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

         Section 12.2 Effective Date of Transfer. Any assignment of an Investor Member's Interest or Special Member's Interest pursuant to Section 12.1 shall become effective as of the first day of the calendar month in which the last of the conditions to such assignment are satisfied.

         Section 12.3 Invalid Assignment. Any purported assignment of an Interest of an Investor Member or Special Member otherwise than in accordance with Section 12.1 or Section 12.6 shall be of no effect as between the Company and the purported assignee and shall be disregarded by the Managing Member in making allocations and Distributions hereunder.

         Section 12.4 Assignee's Rights to Allocations and Distributions. An Assignee shall be entitled to receive allocations and Distributions from the Company attributable to the Interest acquired by reason of any permitted assignment from the effective date of transfer as determined in Section 12.2 above. The Company and the Managing Member shall be entitled to treat the assignor of such Company Interest as the absolute owner thereof in all respects, and shall incur no liability for allocations and Distributions made in good faith to such assignor, until such time as the written instrument of assignment has been received by the Company.

         Section 12.5 Substitution of Assignee as Investor Member or Special Member.

         (a) An Assignee shall not have the right to become a Substitute Investor Member or Substitute Special Member in place of his assignor unless the written consent of the Investor Member or Special Member to such substitution shall have been obtained.

         (b) A nonadmitted transferee of an Investor Member's Interest or Special Member's Interest in the Company shall only be entitled to receive that share of allocations, Distributions and the return of Capital Contribution to which its transferor would otherwise have been entitled with respect to the Interest transferred, and shall have no right to obtain any information on account of the Company's transactions, to inspect the Company's books and records or have any other of the rights and privileges of an Investor Member or Special Member, provided, however, that the Company shall, if a transferee and transferor jointly advise the Managing Member in writing of a transfer of an Interest in the Company, furnish the transferee with pertinent tax information at the end of each fiscal year of the Company.

         Section 12.6 Death, Bankruptcy, Incompetency, etc. of an Investor Member. Upon the death, dissolution, adjudication of bankruptcy, or adjudication of incompetency or insanity of an Investor Member or Special Member, such

Member's executors, administrators or legal representatives shall have all the rights of an Investor Member or Special Member, as the case may be, for the purpose of settling or managing such Member's estate, including such power as such Member possessed to constitute a successor as a transferee of its Interest in the Company and to join with such transferee in making the application to substitute such transferee as a Member. However, such executors, administrators or legal representatives will not have the right to become Substitute Investor Members or substitute Special Members in the place of their respective predecessors-in-interest unless the Managing Member shall so consent.

                                  ARTICLE XIII

                     WITHDRAWAL, REMOVAL AND REPLACEMENT OF
                                 MANAGING MEMBER

         Section 13.1      Withdrawal of Managing Member.

         (a) The Managing Member may not Withdraw (other than as a result of an Involuntary Withdrawal) without the Consent of the Special Member. Withdrawal shall be conditioned upon the agreement of the Special Member to be admitted as a successor Managing Member, or if the Special Member declines to be admitted as a successor Managing Member then on the agreement of one or more Persons who satisfy the requirements of Section 13.5 of this Agreement to be admitted as successor Managing Member(s).

         (b) Each Managing Member shall indemnify and hold harmless the Company and all Members from its Withdrawal in violation of Section 13.1(a) hereof. Each Managing Member shall be liable for damages to the Company resulting from its Withdrawal in violation of Section 13.1(a).

         Section 13.2      Removal of Managing Member.

         (a) The Special Member or the Investor Member, or both of them, may remove the Managing Member for cause if such Managing Member, its officers or directors, if applicable, has:

                  (1) been subject to Bankruptcy;

                  (2) committed  any  fraud,   willful   misconduct,  breach  of
fiduciary duty or other negligent conduct in the performance of its duties under this Agreement;

                  (3) been convicted of, or entered into a plea of guilty to, a felony;

                  (4) been disbarred from participating in any federal or state housing program;

                  (5) made personal use of Company funds or properties;

                  (6) violated the terms of the Mortgage and such violation prompts FmHA to issue a default letter or acceleration notice to the Company or Managing Member;

                  (7) failed to provide any loan, advance, Capital Contribution or any other payment to the Company, the Investor Member or the Special Member required under this Agreement;

                  (8) breached  any   representation,   warranty   or   covenant
contained in this Agreement;

                  (9) caused the Projected Tax Credits to be allocated to the Members for a term longer than the Tax Credit Period unless the provisions of
Section 7.4(e) of this Agreement apply;

                  (10) violated any federal or state tax law which causes a recapture of LIHTC;

                  (11) failed to obtain the consent of the Special Member where such consent is required pursuant to this Agreement;

                  (12) failed during any six-month period during the Compliance Period to cause at least 85% of the total apartment units in the Apartment Housing to qualify for LIHTC, unless such failure is the result of Force Majeure or unless such failure is cured within 120 days after the end of the six-month period.

         (b) Written notice of the removal for cause of the Managing Member ("Removal Notice") shall set forth the reasons for removal and shall be served by the Special Member or the Investor Member, or both of them, upon the Managing Member in accordance with Section 17.3 of this Agreement. If Section 13.2(a)(2),
(6), (7), (8), (12) or (13) is the basis for the removal for cause, then the Managing Member shall have thirty days from receipt of the Removal Notice in which to cure the removal condition; except that in regard to the Mortgage the cure period shall be the sooner of thirty days or ten days prior to the expiration of the cure period referenced in the loan documents, if any. If the condition for the removal for cause is not cured within the thirty day cure period then the Managing Member's removal shall become effective upon approval of a majority of the Member's Interest (as specified in Section 10.1 of this Agreement) at a Member's meeting held in accordance with Section 17.2 of this Agreement. If the removal for cause is for a condition referenced in Sections 13.2(a)(1), (3), (4), (5), (9), (10), (11), (14), (15), (16), or (18) then the removal shall become effective upon approval of a majority of the Member's Interest (as specified in Section 10.1 of this Agreement) at a Member's meeting held in accordance with Section 17.2 of this Agreement. Upon the Managing Member's removal, the Managing Member shall deliver to the Special Member within five business days of the termination of the cure period, or five business days of the Removal Notice all Company books and records including all bank signature cards and an authorization to change the signature on the signature cards from the Managing Member to the Special Member, or a successor managing member so nominated by the Investor Member and Special Member. The Member's recognize and acknowledge that if the Managing Member fails to provide the Company books and records upon the Managing Member's removal then the remaining Members may suffer irreparable injury. Therefore, in the event the Managing Member does not adhere to the provisions of this Section 13.2(b), and in addition to other rights or remedies which may be provided by law and equity or this Agreement, the Investor Member and/or Special Member shall have the right to specific performance to compel the Managing Member to perform its obligation under this Section and the Investor Member and/or Special Member may bring such action, and other actions to enforce the removal, by way of temporary and/or permanent injunctive relief.

         Section 13.3 Effects of a Withdrawal. In the event of a Withdrawal, the entire Interest of the Withdrawing Managing Member shall immediately and automatically terminate on the effective date of such Withdrawal, and such Managing Member shall immediately cease to be a Managing Member, shall have no further right to participate in the management or operation of the Company or the Apartment Housing or to receive any allocations or Distributions from the Company or any other funds or assets of the Company, except as specifically set forth below. In the event of a Withdrawal, any or all executory contracts, including but not limited to the Management Agreement, between the Company and the Withdrawing Managing Member or its Affiliates may be terminated by the Company, with the Consent of the Special Member, upon written notice to the party so terminated. Furthermore, notwithstanding such Withdrawal, the Withdrawing Managing Member shall be and shall remain, liable as a Managing Member for all liabilities and obligations incurred by the Company or by the Managing Member prior to the effective date of the Withdrawal, or which may arise upon such Withdrawal. Any remaining Member shall have all other rights and remedies against the Withdrawing Managing Member as provided by law or under this Agreement. The Managing Member agrees that in the event of its Withdrawal it will indemnify and hold the Investor Member and the Special Member harmless from and against all losses, costs and expenses incurred in connection with the Withdrawal, including, without limitation, all legal fees and other expenses of the Investor Member and the Special Member in connection with the transaction. The following additional provisions shall apply in the event of a Withdrawal.

         (a) In the event of a Withdrawal which is not an Involuntary Withdrawal, or is not an Involuntary Withdrawal in accordance with Section 13.2(a), the Withdrawing Managing Member shall have no further right to receive any future allocations or Distributions from the Company or any other funds or assets of the Company, nor shall it be entitled to receive or to be paid by the Company any further payments of fees (including fees which have been earned but are unpaid) or to be repaid any outstanding advances or loans made by it to the Company or to be paid any amount for its former Interest. From and after the effective date of such Withdrawal, the former rights of the Withdrawing Managing Member to receive or to be paid such allocations, Distributions, funds, assets, fees or repayments shall be assigned to the other Managing Member or Managing Members (which may include the Special Member), or if there is no other managing member of the Company at that time, to the Special Member.

         (b) In the event of an Involuntary Withdrawal, except as provided in the preceding paragraph or in Section 13.3(b)(2) below, the Withdrawing Managing Member shall have no further right to receive any future allocations or Distributions from the Company or any other funds or assets of the Company, provided that accrued and payable fees (i.e., fees earned but unpaid as of the date of Withdrawal) owed to the Withdrawing Managing Member, and any outstanding loans of the Withdrawing Managing Member to the Company, shall be paid to the Withdrawing Managing Member in the manner and at the times such fees and loans would have been paid had the Withdrawing Managing Member not Withdrawn. The Interest of the Managing Member shall be purchased as follows.

                  (1) If the Involuntary Withdrawal does not arise from removal for cause under Section 13.2(a) hereof, and if the Company is to be continued with one or more remaining or successor Managing Member(s), the Company, with the Consent of the Special Member, may, but is not obligated to, purchase the Interest of the Withdrawing Managing Member. The purchase price of such Interest shall be its Fair Market Value as determined by agreement between the Withdrawing Managing Member and the Special Member, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The cost of such arbitration shall be borne equally by the Withdrawing Managing Member and the Company. The purchase price shall be paid by the Company by delivering to the Managing Member or its representative the Company's non-interest bearing unsecured promissory note payable, if at all, upon liquidation of the Company in accordance with Section 11.2(b). The note shall also provide that the Company may prepay all or any part thereof without penalty.

                  (2) If the Involuntary Withdrawal does not arise from removal for cause under Section 13.2(a) hereof, and if the Company is to be continued with one or more remaining or successor Managing Member(s), and if the Company does not purchase the Interest of the Withdrawing Managing Member in Company allocations, Distributions and capital, then the Withdrawing Managing Member shall retain its Interest in such items, but such Interest shall be held as a Special Member.

         (c) Notwithstanding the provisions of Section 13.3(b), if the Involuntary Withdrawal arises from removal for cause as set forth in Section 13.2(a) hereof, the Withdrawn Managing Member shall have no further right to receive any future allocations or Distributions from the Company or any other funds or assets of the Company, nor shall it be entitled to receive and payment for its Interest, nor shall it be entitled to receive or to be paid by the Company or any Members or successor members, any further payments of fees (including fees which have been earned but remain unpaid) or to be repaid any outstanding advances or loans made by it to the Company.

         Section 13.4 Successor Managing Member. Upon the occurrence of an event giving rise to a Withdrawal of a Managing Member, any remaining Managing Member, or, if there be no remaining Managing Member, the Withdrawing Managing Member or its legal representative, shall promptly notify the Special Member of such Withdrawal (the "Withdrawal Notice"). Whether or not the Withdrawal Notice shall have been sent as provided herein, the Special Member shall have the right to become a successor Managing Member if the Withdrawing Managing Member was previously the sole Managing Member. In order to effectuate the provisions of this Section 13.4 and the continuance of the Company, the Withdrawal of a Managing Member shall not be effective until the expiration of 120 days from the date on which occurred the event giving rise to the Withdrawal, unless the Special Member shall have elected to become a successor Managing Member as provided herein prior to expiration of such 120-day period, whereupon the Withdrawal of the Managing Member shall be deemed effective upon the notification of all the other Members by the Special Member of such election.

         Section 13.5 Admission of Additional or Successor Managing Member. No Person shall be admitted as an additional or successor Managing Member unless
(a) such Person shall have agreed to become a Managing Member by a written instrument which shall include the acceptance and adoption of this Agreement;
(b) the Consent of the Special Member to the admission of such Person as a substitute Managing Member, which consent may be withheld in the discretion of the Special Member, shall have been given; and (c) such Person shall have executed and acknowledged any other instruments which the Special Member shall reasonably deem necessary or appropriate to affect the admission of such Person as a substitute Managing Member. If the foregoing conditions are satisfied, this Agreement shall be amended in accordance with the provisions of the Act, and all other steps shall be taken which are reasonably necessary to effect the Withdrawal of the Withdrawing Managing Member and the substitution of the successor Managing Member. Nothing contained herein shall reduce the Investor Member's Interest or the Special Member's Interest in the Company.

         Section 13.6 Transfer of Interest. Except as otherwise provided herein, the Managing Member may not Withdraw from the Company, or enter into any agreement as the result of which any Person shall acquire an Interest in the Company, without the Consent of the Special Member.

         Section 13.7 No Goodwill Value. At no time during continuation of the Company shall any value ever be placed on the Company name, or the right to its use, or to the goodwill appertaining to the Company or its business, either as among the Members or for the purpose of determining the value of any Interest, nor shall the legal representatives of any Member have any right to claim any such value. In the event of a termination and dissolution of the Company as provided in this Agreement, neither the Company name, nor the right to its use, nor the same goodwill, if any, shall be considered as an asset of the Company, and no valuation shall be put thereon for the purpose of liquidation or distribution, or for any other purpose whatsoever.

                                   ARTICLE XIV

                          BOOKS AND ACCOUNTS, REPORTS,
                      TAX RETURNS, FISCAL YEAR AND BANKING

         Section 14.1  Books and Accounts.

         (a) The Managing Member shall cause the Company to keep and maintain at its principal executive office full and complete books and records which shall include each of the following:

                  (1) a current list of the full name and last known business or residence address of each Member set forth in alphabetical order together with the Capital Contribution and the share in Income and Losses of each Member;

                  (2)  a  copy  of  the   Articles  of   Organization   and  all
certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any Articles has been executed;

                  (3) copies of the Company's federal, state and local income tax information returns and reports, if any, for the six most recent taxable years;

                  (4) copies  of   the  original  of  this   Agreement  and  all
amendments thereto;

                  (5) financial statements of the Company for the six most recent fiscal years;

                  (6) the Company's books and records   for at least the current
and past three fiscal years; and

                  (7) in regard to the first tenants to occupy the apartment units in the Apartment Housing, copies of all tenant files including completed applications, completed questionnaires or checklist of income and assets, documentation of third party verification of income and assets, and income certification forms (LIHTC specific).

         (b) Upon the request of the Investor Member, the Managing Member shall promptly deliver to the Investor Member, at the expense of the Company, a copy of the information set forth in Section 14.1(a) above. The Investor Member shall have the right upon reasonable request and during normal business hours to inspect and copy any of the foregoing, or any of the other books and records of the Company or the Apartment Housing, at its own expense.

         Section 14.2      Accounting Reports.

         (a) By March 1 of each calendar year the Managing Member shall provide to the Investor Member and the Special Member all tax information necessary for the preparation of their federal and state income tax returns and other tax returns with regard to the jurisdiction(s) in which the Company is formed and in which the Apartment Housing is located.

         (b) By March 1 of each calendar year the Managing Member shall send to the Investor Member and the Special Member: (1) a balance sheet as of the end of such fiscal year and statements of income, Members' equity and cash flow for such fiscal year prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of the Company's Accountants; (2) a report of any Distributions made at any time during the fiscal year, separately identifying Distributions from Net Operating Income for the fiscal year, Net Operating Income for prior years, Sale or Refinancing Proceeds, and reserves; and (3) a report setting forth the amount of all fees and other compensation and Distributions and reimbursed expenses paid by the Company for the fiscal year to the Managing Member or Affiliates of the Managing Member and the services performed in consideration therefor, subjecte to the auditing procedures applied in the audit of the financial statements.

         (c) Within 60 days after the end of each fiscal quarter in which a Sale or Refinancing of the Apartment Housing occurs, the Managing Member shall send to the Investor Member and the Special Member a report as to the nature of the Sale or Refinancing and as to the Income and Losses for tax purposes and proceeds arising from the Sale or Refinancing.

         Section 14.3 Other Reports. The Managing Member shall provide to the Investor Member and the Special Member the following reports:

         (a) a quarterly tax credit compliance report similar to the worksheet included in Exhibit "E" due on or before April 30 of each year for the first quarter, July 31 of each year for the second quarter, October 31 of each year for the third quarter and January 31 of each year for the fourth quarter. In order to verify the reliability of the information being provided on the compliance report the Investor Member may request a sampling of tenant files to be provided. The sampling will include, but not be limited to, copies of tenant applications, certifications and third party verifications used to qualify tenants. If any inaccuracies are found to exist on the tax credit compliance report or any items of noncompliance are discovered then the sampling will be expanded as determined by the Special Member;

         (b) a quarterly report on operations, in the form attached hereto as Exhibit "E", due on or before April 30 of each year for the first quarter of operations, July 31 of each year for the second quarter of operations, October 31 of each year for the third quarter of operations and January 31 of each year for the fourth quarter of operations which shall include, but is not limited to, an unaudited income statement showing all activity in the reserve accounts required to be maintained pursuant to Section VIII of this Agreement, statement of income and expenses, balance sheet, rent roll as of the end of each calendar quarter of each year, and third party verification of current utility allowance;

         (c)  by September 15 of each year, an estimate of LIHTC for that year;

         (d) during the Compliance Period, no later than the day any such certification is filed, copies of any certifications which the Company must furnish to federal or state governmental authorities administering the Tax Credit program including, but not limited to, copies of all annual tenant recertifications required under Section 42 of the Code;

         (e) by the annual renewal date each and every year, an executed original or certified copy of each and every Insurance policy or certificate required by the terms of this Agreement;

         (f) by the payment date of the real estate property taxes each and every year verification that the same has been paid in full;

         (g) on or before November 1 of each calendar year, a copy of the following year's proposed operating budget as submitted to FmHA for approval. Each such Budget shall contain all the anticipated Cash Expenses of the Company; and

         (h) notice of the occurrence, or of the likelihood of occurrence, of any event which has had a material adverse effect upon the Apartment Housing or the Company, including, but not limited to, any breach of any of the representations and warranties set forth in Section 9.12 of this Agreement, and any inability of the Company to meet its cash obligations as they become payable, within ten days after the occurrence of such event.

         Section 14.4 Late Reports. If the Managing Member does not fulfill its obligations under Section 14.2 within the time periods set forth therein, the Managing Member, using its own funds, shall pay as damages the sum of $100 per day (plus interest at the rate established by Section 6.3 of this Agreement) to the Investor Member until such obligations shall have been fulfilled. If the Managing Member does not fulfill its obligations under Section 14.3 within the time periods set forth therein, the Managing Member, using its own funds, shall pay as damages the sum of $100.00 per week (plus interest at the rate established by Section 6.3 of this Agreement) to the Investor Member until such obligations shall have been fulfilled. If the Managing Member shall so fail to pay, the Managing Member and its Affiliates shall forthwith cease to be entitled to any fees hereunder (other than the Development Fee) and/or to the payment of any Net Operating Income or Sale or Refinancing Proceeds to which the Managing Member may otherwise be entitled hereunder. Payments of fees and Distributions shall be restored only upon payment of such damages in full.

         Section 14.5 Annual Site Visits. On an annual basis a representative of the Investor Member (upon a fifteen-day notification to the Managing Member), at the Investor Member's expense, will conduct a site visit which will include, in part, an inspection of the property, a review of the office and tenant files and an interview with the property manager. The Investor Member may, in its sole discretion, cancel all or any part of the annual site visit.

         Section 14.6 Tax Returns. The Managing Member shall cause income tax returns for the Company to be prepared and timely filed with the appropriate federal, state and local taxing authorities.

         Section 14.7 Fiscal Year. The fiscal year of the Company shall be the calendar year or such other period as may be approved by the Internal Revenue Service for federal income tax purposes.

         Section 14.8 Banking. All funds of the Company shall be deposited into Provident State Bank, or its successors or assignees. All withdrawals therefrom shall be made upon checks signed by the Managing Member or by any person authorized to do so by the Managing Member. The Managing Member shall provide to any Member who requests same the name and address of the financial institution, the account number and other relevant information regarding any Company bank account.

         Section 14.9 Certificates and Elections.

         (a) The Managing Member shall file the First Year Certificate within 90 days following the close of the first taxable year in the Tax Credit Period with respect to any qualified low-income building and thereafter shall timely file any certificates which the Company must furnish to federal or state governmental authorities administering the Tax Credit programs under Section 42 of the Code.

         (b) The Managing Member, with the Consent of the Special Member, may, but is not required to, cause the Company to make or revoke the election referred to in Section 754 of the Code, as amended, or any similar provisions enacted in lieu thereof.

                                   ARTICLE XV

                      DISSOLUTION, WINDING UP, TERMINATION
                         AND LIQUIDATION OF THE COMPANY

         Section 15.1 Dissolution of Company. The Company shall be dissolved upon the expiration of its term or the earlier occurrence of any of the following events.

         (a) The effective date of the Withdrawal or removal of the Managing Member, unless (1) at the time there is at least one other Managing Member (which may be the Special Member if it elects to serve as successor Managing Member under Section 13.4 hereof) who will continue as Managing Member, or (2) within 120 days after the occurrence of any such event the Investor Member elects to continue the business of the Company.

         (b) The sale of the Apartment Housing and the receipt in cash of the full amount of the proceeds of such sale.

         Notwithstanding the foregoing, however, in no event shall the Company terminate prior to the expiration of its term if such termination would result in a violation of the Mortgage or any other agreement with or rule or regulation of any Mortgage lender to which the Company is subject.

         Section 15.2 Return of Capital Contribution upon Dissolution. Except as provided in Sections 7.2 and 7.3 of this Agreement, which provide for a reduction or refund of the Investor Member's Capital Contribution under certain circumstances, and which shall represent the personal obligation of the Managing Member, as well as the obligation of the Company, each Member shall look solely to the assets of the Company for all Distributions with respect to the Company (including the return of its Capital Contribution) and shall have no recourse therefor (upon dissolution or otherwise) against any Managing Member. No Member shall have any right to demand property other than money upon dissolution and termination of the Company, and the Company is prohibited from such a distribution of property absent the Consent of the Special Member.

         Section 15.3 Distribution of Assets. Upon a dissolution of the Company, the Managing Member (or, if there is no Managing Member then remaining, such other Person(s) designated as the liquidator of the Company by the Investor Member or by the court in a judicial dissolution) shall take full account of the Company assets and liabilities and shall liquidate the assets as promptly as is consistent with obtaining the fair value thereof.

         (a) Upon dissolution and termination, after payment of, or adequate provision for, the debts and obligations of the Company pursuant to Section 11.2(a) through and including 11.2(c), the remaining assets of the Company shall be distributed to the Members in accordance with the positive balances in their Capital Accounts, after taking into account all allocations under Article X hereof.

         (b) In the event that a Managing Member has a deficit balance in its Capital Account following the liquidation of the Company or its Interest, as determined after taking into account all Capital Account adjustments for the Company taxable year in which such liquidation occurs, such Managing Member shall pay to the Company the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(3).

                  (1) The deficit reduction amount shall be paid by the Managing Member by the end of such taxable year (or, if later, within 90 days after the date of Liquidation) and shall, upon liquidation of the Company, be paid to creditors of the Company or distributed to other Members in accordance with their positive Capital Account balances.

         (c) With respect to assets distributed in kind to the Members in liquidation or otherwise:

                  (1) unrealized appreciation or unrealized depreciation in the values of such assets shall be deemed to be Income and Losses realized by the Company immediately prior to the liquidation or other Distribution event; and

                  (2) such Income and Losses shall be allocated to the Members in accordance with Section 10.2 hereof, and any property so distributed shall be treated as a Distribution of an amount in cash equal to the excess of such Fair Market Value over the outstanding principal balance of and accrued interest on any debt by which the property is encumbered.

         (d) For the purposes of Section 15.3(c), "unrealized appreciation" or "unrealized depreciation" shall mean the difference between the Fair Market Value of such assets, taking into account the Fair Market Value of the associated financing but subject to Section 7701(g) of the Code, and the asset's Gross Asset Value. Section 15.3(c) is merely intended to provide a rule for allocating unrealized Income and Losses upon liquidation or other Distribution event, and nothing contained in Section 15.3(c) or elsewhere in this Agreement is intended to treat or cause such Distributions to be treated as sales for value. The Fair Market Value of such assets shall be determined by an independent appraiser to be selected by the Managing Member.

         Section 15.4 Deferral of Liquidation. If at the time of liquidation the Managing Member or other liquidator shall determine that an immediate sale of part or all of the Company assets could cause undue loss to the Members, the liquidator may, in order to avoid loss, but only with the Consent of the Special Member, either defer liquidation and retain all or a portion of the assets or distribute all or a portion of the assets to the Members in kind. In the event that the liquidator elects to distribute such assets in kind, the assets shall first be assigned a value (by appraisal by an independent appraiser) and the unrealized appreciation or depreciation in value of the assets shall be allocated to the Members' Capital Accounts, as if such assets had been sold, in the manner described in Section 10.2, and such assets shall then be distributed to the Members as provided herein. In applying the preceding sentence, the Apartment Housing shall not be assigned a value less than the unamortized principal balance of any loan secured thereby.

         Section 15.5 Liquidation Statement. Each of the Members shall be furnished with a statement prepared or caused to be prepared by the Managing Member or other liquidator, which shall set forth the assets and liabilities of the Company as of the date of complete liquidation. Upon compliance with the distribution plan as outlined in Sections 15.3 and 15.4, the Investor Member and Special Member shall cease to be such and the Managing Member shall execute, acknowledge and cause to be filed those certificates referenced in Section 15.6.

         Section 15.6 Certificates of Dissolution; Certificate of Cancellation of Certificate of Investor Membership.

         (a) Upon the dissolution of the Company, the Managing Member shall cause to be filed in the office of, and on a form prescribed by the Secretary of State of the State, a certificate of dissolution. The certificate of dissolution shall set forth the Company's name, the Secretary of State's file number for the Company, the event causing the Company's dissolution and the date of the dissolution.

         (b) Upon the completion of the winding up of the Company's affairs, the Managing Member shall cause to be filed in the office of, and on a form prescribed by, the Secretary of State of the State, a certificate of cancellation of the Articles of Organization. The certificate of cancellation of the Articles of Organization shall set forth the Company's name, the Secretary of State's file number for the Company, and any other information which the Managing Member determines to include therein.

                                   ARTICLE XVI

                                   AMENDMENTS

         This Agreement may be amended by a unanimous consent of the Members after a meeting of the Members, which meeting shall be held after proper notice as provided in Section 17.2 of this Agreement. For purposes of this Article XVI, a Member shall grant its consent to a proposed amendment unless such Member reasonably determines that the proposed amendment is adverse to the Member's Interest.


                                  ARTICLE XVII

                                  MISCELLANEOUS

         Section 17.1      Voting Rights.

         (a) The Investor Member shall have no right to vote upon any matters affecting the Company, except as provided in this Agreement. Notwithstanding, at a meeting of the Company, the Investor Member may vote:

                  (1) to approve or disapprove the Sale or Refinancing of the Apartment Housing prior to such Sale or Refinancing;

                  (2) to remove the Managing Member and elect a substitute Managing Member as provided in this Agreement;

                  (3) to elect a successor Managing Member upon the Withdrawal of the Managing Member;

                  (4) to approve or disapprove the dissolution  of the  Company;

                  (5) subject to the provisions of Article XVI hereof, to amend this Agreement; or

                  (6) to approve or disapprove the refinancing of the Mortgage prior to such refinancing.

         (b) On any matter where the Investor Member has the right to vote, votes may only be cast at a duly called meeting of the Company or through written action without a meeting.

         (c) The Special Member shall have the right to consent to those actions or inactions of the Company and/or Managing Member as otherwise set forth in this Agreement, and the Managing Member is prohibited from any action or inaction requiring such consent unless such consent has been obtained.

         Section 17.2 Meeting of Company. Meetings of the Company may be noticed either (a) at any time by the Managing Member; or (b) by the Investor Member or Special Member. The notice for a meeting shall specify the purpose of such meeting, and the time and the place of such meeting (which shall be by telephone conference or at the principal place of business of the Company). Any Member calling a Members meeting shall provide written notice to all Members. The meeting shall not be held less than 15 days nor more than 30 days from the Members' receipt of the notice. All meetings and actions of the Investor Member shall be governed in all respects, including matters relating to proxies, record dates and actions without a meeting, by the applicable provisions of the Act, as it shall be amended from time to time.

         Section 17.3 Notices. Any notice given pursuant to this Agreement may be served personally on the Member to be notified or may be sent by overnight courier, or may be mailed, first class postage prepaid, to the following address, or to such other address as a party may from time to time designate in writing:

         To the Managing Member:  Larry C. Porter
                                  P.O. Box 499
                                  Denton, Maryland 21629

                                  Carter C. Chinnis
                                  P.O. Box 499
                                  Denton, Maryland 21629

         To the Investor Member:  WNC Housing Tax Credit Fund VI, L.P., Series 7
                                  c/o WNC & Associates, Inc.
                                  3158 Redhill Ave., Suite 120
                                  Costa Mesa, CA 92626-3416

         To the Special
         Member:                  WNC Housing, L.P.
                                  3158 Redhill Ave., Suite 120
                                  Costa Mesa, CA 92626-3416

         Section 17.4 Successors and Assigns. All the terms and conditions of this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Members.

         Section 17.5 FmHA Regulations. Notwithstanding any other provisions of this Agreement, the following will take precedence:

         (a) The Company is authorized to execute any documents required by FmHA in connection with the FmHA Loan Agreement. The Managing Member hereby covenants to act in accordance with the Project Documents. Any incoming Managing Member shall, as a condition of receiving a Company interest, agree to be bound by the Project Documents, and all other documents executed in connection with the FmHA

Loan Agreement to the same extent and on the same terms as any other Managing Member. Upon any dissolution, no title or right to possession and control of the Project, and no right to collect the rents therefrom, shall pass to any Person who is not bound in a manner consistent with Section 515 of the Housing Act and the rules and regulations thereunder.

         (b) In the event that any provision of this Agreement in any way tends to contradict, modify or in any way change the terms of the Project Documents or any other agreement related to the Project entered into, or to be entered into, by or on behalf of the Company with FmHA, the terms of the Project Documents or such other agreements with FmHA shall prevail and govern.

         (c) Any amendment or revision of this Agreement, transfer of a Company interest or other action requiring approval shall be subject to the written approval of FmHA, if such approval is required, and any amendment without the prior written approval of FmHA shall be subject to later amendment to comply with the requirements of FmHA; provided, however, that no such approval of FmHA shall be required for any amendment of this Agreement the sole purpose of which is to provide for the admission of additional or substituted investor members so long as any such additional or substituted investor member so admitted shall own in the aggregate less than a 10% investor member interest in the Company.

         (d) Any conveyance or transfer of title to all or any portion of the Project required or permitted under this Agreement shall in all respects be subject to all conditions, approvals and other requirements of FmHA rules and regulations applicable thereto.

         (e) The Managing Member will at all times maintain the FmHA required Financial Interest in the Company.

         The foregoing paragraphs (a), (b), (c), (d), and (e) will automatically become void and of no further force and effect with respect to FmHA at such time as the Mortgage is no longer being provided by FmHA.

         Section 17.6 Recording of Articles of Organization. If the Managing Member should deem it advisable to do so, the Company shall record in the office of the County Recorder of the county in which the principal place of business of the Company is located a certified copy of the Articles of Organization, or any amendment thereto, after such Article or amendment has been filed with the Secretary of State of the State.

         Section 17.7      Amendment of Articles of Organization.

         (a) The Managing Member shall cause to be filed, within 30 days after the happening of any of the following events, an amendment to the Articles of Organization reflecting the occurrence of any of the following:

                  (1) a change in the name of the Company;

                  (2) a change in the street address of the Company's principal executive office;

                  (3) the admission of a Managing Member; or

                  (4) the discovery by the Managing Member of any false or erroneous material statement contained in the Certificate of Limited Company or any amendment thereto.

         (b) The Articles of Organization may also be amended in conformity with this Agreement at any time in any other respect that the Managing Member determines.

         (c) The Managing Member shall cause the Articles of Organization to be amended, when required or permitted as aforesaid, by filing an amendment thereto in the office of, and on a form prescribed by, the Secretary of State of the State. The amendment shall set forth the Company's name, the Secretary of State's file number for the Company and the text of the amendment.

         (d) In the event of a Withdrawal or Involuntary Withdrawal of the Managing Member, and if such Managing Member does not file an amendment to the Articles of Organization as specified in this Section 17.7, then the Special Member is hereby granted the specific authority to sign and file such amendment.

         Section 17.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument which may sufficiently be evidenced by one counterpart.

         Section 17.9 Captions. Captions to and headings of the Articles, Sections and subsections of this Agreement are solely for the conveniences of the Members, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

         Section 17.10 Saving Clause. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

         Section 17.11 Certain Provisions. If the operation of any provision of this Agreement would contravene the provisions of applicable law, or would result in the imposition of general liability on any Investor Member or Special Member, such provisions shall be void and ineffectual.

         Section 17.12 Tax Matters Member. All the Members hereby agree that the Managing Member shall be the "Tax Matters Member" pursuant to the Code and in connection with any audit of the federal income tax returns of the Company.

         (a) The Tax Matters Member shall furnish to each Member notice and information with respect to the following: closing conference with an examining agent; proposed adjustments, rights of appeal, and requirements for filing a protest; time and place of any appeals conference; acceptance by the Internal Revenue Service of any settlement offer; consent to the extension of the period of limitation with respect to all Members; filing of a request for administrative adjustment on behalf of the Company; filing by the Tax Matters Member or any other Member of any petition for judicial review; filing of any appeal with respect to any judicial determination; and a final judicial redetermination.

         (b) If the Tax Matters Member shall determine to litigate any administrative determination relating to federal income tax matters, then the Tax Matters Member shall litigate such matter in such court as the Tax Matters Member shall decide in its sole discretion.

         (c) In discharging its duties and responsibilities, the Tax Matters Member shall act as a fiduciary (1) to the Investor Member (to the exclusion of the other Member(s) insofar as tax matters related to the Tax Credits are concerned, and (2) to all of the Members in other respects.

         (d) The Members consent and agree that in connection with any audit of the Company, or if the Tax Matters Member withdraws from the Company or the Tax Matters Member becomes Bankrupt, then the Special Member may become, in its sole discretion, a special managing member, and become the Tax Matters Member. The Investor Member will make no claim against the Company in respect of any action or omission by the Tax Matters Member during such time as the Special Member acts as the Tax Matters Member.

         Section 17.13     Expiration of Compliance Period.

         (a) Notwithstanding any provision hereof to the contrary (other than this Section 17.13), the Special Member shall have the right at any time after the beginning of the last year of the Compliance Period to require, by written notice to the Managing Member, that the Managing Member promptly submit a written request to the applicable State Tax Credit Agency pursuant to Section 42(h) of the Code (or any successor provision) that such agency endeavor to locate within one year from the date of such written request a purchaser for the Apartment Housing who will continue to operate the Apartment Housing as a qualified low income property, at a purchase price that is not less than the minimum amount set forth in Section 42(h)(6) of the Code (or any successor provision). In the event that the State Tax Credit Agency obtains an offer satisfying the conditions of the preceding sentence, the Managing Member shall promptly notify the Special Member in writing with respect to the terms and conditions of such offer, and, if the Special Member notifies the Managing Member that such offer should be accepted, the Managing Member shall cause the Company promptly to accept such offer and to proceed to sell the Apartment Housing pursuant to such offer.

         (b) Notwithstanding any other provision of this Agreement to the contrary, the Special Member shall have the right at any time after the end of the Compliance Period to require, by written notice to the Managing Member (the "Required Sale Notice"), that the Managing Member promptly use its best efforts to obtain a buyer for the Apartment Housing on the most favorable terms then available. The Managing Member shall submit the terms of any proposed sale to the Special Member for its approval in the manner set forth in Section 17.13(a) hereof. If the Managing Member shall fail to so obtain a buyer for the Apartment Housing within six months of receipt of the Required Sale Notice or if the Consent of the Special Member in its sole discretion shall be withheld to any proposed sale, then the Special Member shall have the right at any time thereafter to obtain a buyer for the Apartment Housing on terms acceptable to the Special Member (but not less favorable to the Company than any proposed sale previously rejected by the Special Member). In the event that the Special Member so obtains a buyer, it shall notify the Managing Member in writing with respect to the terms and conditions of the proposed sale and the Managing Member shall cause the Company promptly to sell the Apartment Housing to such buyer.

         (c) A sale of the Apartment Housing prior to the end of the Compliance Period may only take place if the conditions of Section 42(j)(6) of the Code (or any successor provision) will be satisfied upon such sale by having the purchaser of the Apartment Housing post the required bond on behalf of the Company.

         Section 17.14 Number and Gender. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

         Section 17.15 Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and all prior understandings and agreements between the parties, written or oral, respecting this transaction are merged in this Agreement.

         Section 17.16 Governing Law. This Agreement and its application shall be governed by the laws of the State.

         Section 17.17 Attorney's Fees. If a suit or action is instituted in connection with an alleged breach of any provision of this Agreement, the prevailing party shall be entitled to recover, in addition to costs, such sums as the court may adjudge reasonable as attorney's fees, including fees on any appeal.

         Section 17.18 Receipt of Correspondence. The Members agree that the Managing Member shall send to the Investor Member and the Special Member within five days of receipt a copy of any correspondence relative to the Apartment Housing's noncompliance with the Mortgage, relative to the Apartment Housing's noncompliance with the Tax Credit rules or regulations, relative to the acceleration of the Mortgage and/or relative to the disposition of the Apartment Housing.

         Section 17.19 Security Interest and Right of Set-Off. As security for the performance of the respective obligations to which any Member may be subject under this Agreement, the Company shall have (and each Member hereby grants to the Company) a security interest in their respective Interests of such Member in all funds distributable to said Member to the extent of the amount of such obligation.

         IN  WITNESS  WHEREOF,   this  Second  Amended  and  Restated  Operating
Agreement of 2nd Fairhaven, LLC, a Maryland limited liability company, is made and entered into as of the 31st day of March, 2000.

                                    MANAGING MEMBER

                                    /s/LARRY C. PORTER
                                    ------------------------
                                    Larry C. Porter

                                    /s/CARTER C. CHINNIS
                                    ------------------------
                                    Carter C. Chinnis

                               INVESTOR MEMBER

                               WNC Housing Tax Credit Fund VI, L.P., Series 7, A California limited partnership

                               By:     WNC & Associates, Inc.,
                                       General Partner

                                           /s/DAVID N. SHAFER
                                       By: ------------------------
                                           David N. Shafer,
                                           Executive Vice President

                               SPECIAL MEMBER

                               WNC Housing, L.P.

                               By:     WNC & Associates, Inc.,
                                       General Partner

                                           /s/DAVID N. SHAFER
                                       By: -----------------------
                                            David N. Shafer,
                                            Executive Vice President

                        EXHIBIT A TO OPERATING AGREEMENT

                                LEGAL DESCRIPTION



All that lot or parcel of land situate lying and being in the Town of Federalsburg, Fifth Election District, Caroline County, Maryland and being more particularly described as follows: Beginning for the same at a point at the northwesterly corner of the herein described land, said point bearing South 76 degrees 34 minutes 26 seconds East 61.50 ft. from a concrete monument found at the southwesterly corner of the land of People for Better Housing, Inc. (Liber 210, Folio 138) and the northwesterly corner of the land of R. Levi Saunders, et al. (Liber 221, Folio 526 and part, and from said place of beginning running 1) with the said People For Better Housing land South 76 degrees 34 minutes 26 seconds East 337.42 ft.; thence 2) with a new division line South 15 degrees 26 minutes 15 seconds East 462.07 ft. to the land of Ronald M. Fluharty and Joyce
W. Fluharty (Liber 171, Folio 303); thence 3) with the said Fluharty land North 86 degrees 37 minutes 14 seconds West 84.92 ft. to a marble monument found and the land of Shu-Chai Willy Lin and H. Sharon Lin (Liber 209, Folio 290); thence with the said Lin land the following two courses and distances: 4) North 04 degrees 06 minutes 01 seconds East 3.95 ft. to a concrete monument found; thence
5) South 82 degrees 49 minutes 35 seconds West 223.25 ft.; thence with a new division line the following two courses and distances; 6) North 15 degrees 26 minutes 15 seconds West 546.26 ft.; thence 7) North 00 degrees 45 minutes 36 seconds East 16.12 ft to the place of beginning, containing 3.487 acres of land, more or less.

                        EXHIBIT B TO OPERATING AGREEMENT

                              FORM OF LEGAL OPINION


WNC Housing Tax Credit Fund VI, L.P., Series 7
c/o WNC & Associates, Inc.
3158 Redhill Avenue, Suite 120
Costa Mesa, California  92626

RE:      2nd Fairhaven, LLC

Ladies and Gentlemen:

         You have requested our opinion with respect to certain matters in connection with the investment by WNC Housing Tax Credit Fund VI, L.P., Series 7, a California limited partnership (the "Investor Member") in 2nd Fairhaven, LLC (the "Company"), a Maryland limited liability company formed to own, finance and operate an apartment complex for low-income persons (the "Apartment Complex") in Federalsburg, Caroline County, Maryland. The managing member(s) of the Company are Larry C. Porter and Carter C. Chinnis (the "Managing Member(s)").

         In rendering the opinions stated below, we have examined and relied upon the following:

         (i)   [Articles of Organization];

         (ii)  [Operating Agreement] (the "Operating Agreement");

         (iii) A preliminary reservation letter from [State Allocating Agency] (the "State Agency") dated _________, 200________
               conditionally awarding $_______________ in Federal tax credits annually for each of ten years and $_______________ in California tax credits annually for each of four years for the Apartment Complex; and

         (iv) Such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinions referred to in this letter.

         For purposes of rendering the opinions stated below we have assumed that, in those cases in which we have not been involved directly in the preparation, execution or the filing of a document, that (a) the document reviewed by us is an original document, or a true and accurate copy of the original document, and has not been subsequently amended, (b) the signatures on each original document are genuine, and (c) each party who executed the document had proper authority and capacity.

Based on the foregoing we are of the opinion that:

         (a) ________________________, one of the Managing Members, is an individual and has full power and authority to enter into and perform its obligations under the Operating Agreement. _____________________, one of the other Managing Members, is an individual and has full power and authority to enter into and perform its obligations under the Operating Agreement.

WNC Housing Tax Credit Fund VI, L.P., Series 7
c/o WNC & Associates, Inc.
______________, 200___
Page 2

         (b) The Company is a limited liability company duly formed and validly existing under the laws of the State of Maryland.

         (c) The Company is validly existing under and subject to the laws of Maryland with full power and authority to own, finance and operate the Apartment Complex and to otherwise conduct business under the Operating Agreement.

         (d) Execution of the Operating Agreement by the Managing Member(s) has been duly and validly authorized by or on behalf of the Managing Member(s) and, having been executed and delivered in accordance with its terms, the Operating Agreement constitutes the valid and binding agreement of the Managing Member(s), enforceable in accordance with its terms.

         (e) The execution and delivery of the Operating Agreement by the Managing Member(s) does not conflict with and will not result in a breach of any of the terms, provisions or conditions of any agreement or instrument known to counsel to which any of the Managing Member(s) or the Company is a party or by which any of them may be bound, or any order, rule, or regulation to be applicable to any of such parties of any court or governmental body or administrative agency having jurisdiction over any of such parties or over the property.

         (f) To the best of counsel's knowledge, after due inquiry, there is no litigation or governmental proceeding pending or threatened against, or involving the Apartment Complex, the Company or any Managing Member which would materially adversely affect the condition (financial or otherwise) or business of the Apartment Complex, the Company or any of the Members of the Company.

         (g) The Investor Member and the Special Member have been admitted to the Company as investor members of the Company under __________ law and are entitled to all of the rights of investor members under the Operating Agreement. Except as described in the Operating Agreement, no person is a member of or has any legal or equitable interest in the Company, and all former members of record or known to counsel have validly withdrawn from the Company and have released any claims against the Company arising out of their participation as members therein.

         (h) Liability of the Investor Member for obligations of the Company is limited to the amount of the Investor Member's capital contributions required by the Operating Agreement.

         (i) Neither the Managing Member(s) of the Company nor the Investor Member nor the Special Member will have any liability for the Mortgage represented thereby (as those terms are defined in the Operating Agreement, and the lender of the Mortgage Loan will look only to its security in the Apartment Complex for repayment of the Mortgage Loan.

WNC Housing Tax Credit Fund VI, L.P., Series 7
c/o WNC & Associates, Inc.
______________, 200___
Page 3

         (j) The Company owns a fee simple interest in the Apartment Complex.

         (k) To the best of our actual knowledge and belief, after due inquiry, the Company has obtained all consents, permissions, licenses, approvals, or orders required by all applicable governmental or regulatory agencies for the development, [construction/rehabilitation] and operation of the Apartment Complex, and the Apartment Complex conforms to all applicable Federal, state and local land use, zoning, health, building and safety laws, ordinances, rules and regulations.

         (l) The Apartment Complex has obtained a preliminary reservation of low income housing tax credits ("LIHTC") from the State Agency. The final allocation of the LIHTC and ultimately eligibility of the Apartment Complex for such final allocation are subject to a series of requirements which must be met, performed or achieved at various times prior to and after such final allocation. Assuming all such requirements are met, performed or achieved at the time or times provided by applicable laws and regulations, the Apartment Complex will qualify for LIHTC.

         All of the opinions set forth above are qualified to the extent that the validity of any provision of any agreement may be subject to or affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally. We do not express any opinion as to the availability of any equitable or specific remedy upon any breach of any of the covenants, warranties or other provisions contained in any agreement. We have not examined, and we express no opinion with respect to, the applicability of, or liability under, any Federal, state or local law, ordinance or regulation governing or pertaining to environmental matters, hazardous wastes, toxic substances or the like.

         We express no opinion as to any matter except those set forth above. These opinions are rendered for use by the Investor Member and its legal counsel which will rely on this opinion in connection with federal income tax opinions to be rendered by that firm. This opinion may not be delivered to or relied upon by any other person or entity without our express written consent.

Sincerely,




--------------------

                        EXHIBIT C TO OPERATING AGREEMENT

                           CERTIFICATION AND AGREEMENT

         CERTIFICATION AND AGREEMENT made as of the date written below by 2nd Fairhaven, LLC, a Maryland limited liability company (the "Company"); Larry C. Porter and Carter C. Chinnis (collectively referred to as the "Managing Member") for the benefit of WNC Housing Tax Credit Fund VI, L.P., Series 7, a California limited partnership (the "Investment Membership"), and WNC & Associates, Inc. ("WNC").

         WHEREAS, the Company proposes to admit the Investment Membership as an Investor member thereof pursuant to an Second Amended and Restated Operating Agreement of the Company (the "Operating Agreement"), in accordance with which the Investment Membership will make substantial capital contributions to the Company; and

         WHEREAS, the Investment Membership and WNC have relied upon certain information and representations described herein in evaluating the merits of investment by the Investment Membership in the Company;

         NOW, THEREFORE, to induce the Investment Membership to enter into the Operating Agreement and become an Investor member of the Company, and for $1.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Managing Member hereby agree as follows for the benefit of the Investment Membership and WNC.

         1. Representations, Warranties and Covenants of the Company and the Managing Member

         The Company and the Managing Member jointly and severally represent, warrant and certify to the Investment Membership and WNC that, with respect to the Company, as of the date hereof:

                  1.1 The Company is duly organized and in good standing as a limited liability company pursuant to the laws of the state of its formation with full power and authority to own its apartment complex (the "Apartment Complex") and conduct its business; the Company and the Managing Member have the power and authority to enter into and perform this Certification and Agreement; the execution and delivery of this Certification and Agreement by the Company and the Managing Member have been duly and validly authorized by all necessary action; the execution and delivery of this Certification and Agreement, the fulfillment of its terms and consummation of the transactions contemplated hereunder do not and will not conflict with or result in a violation, breach or termination of or constitute a default under (or would not result in such a conflict, violation, breach, termination or default with the giving of notice or passage of time or both) any other agreement, indenture or instrument by which the Company or any Managing Member is bound or any law, regulation, judgment, decree or order applicable to the Company or any Managing Member or any of their respective properties; this Certification and Agreement constitutes the valid and binding agreement of the Company and the Managing Member enforceable against each of them in accordance with its terms.

                  1.2 The Managing Member has delivered to the Investment Membership, WNC or their affiliates all documents and information which would be material to a prudent investor in deciding whether to invest in the Company. All factual information provided to the Investment Membership, WNC or their affiliates either in writing or orally, did not, at the time given, and does not, on the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made.

                  1.3  Each of the  representations  and   warranties  contained
in the  Operating  Agreement  is true and correct as of the date hereof.

                  1.4 Each of the covenants and agreements of the Company and the Managing Member contained in the Operating Agreement has been duly performed to the extent that performance of any covenant or agreement is required on or prior to the date hereof.

                  1.5 All conditions to admission of the Investment Membership as the investor member of the Company contained in the Operating Agreement have been satisfied.

                  1.6 No default has occurred and is continuing under the Operating Agreement or any of the Project Documents (as such term is defined in the Operating Agreement) for the Company.

                  1.7  The Company will  allocate  to  the  Investor  Member the
Projected  Annual  Tax  Credits,  or  the  Revised  Projected  Tax   Credits, if
applicable.

                  1.8 The Managing Member agrees to take all actions necessary to claim the Projected Tax Credit, including, without limitation, the filing of Form(s) 8609 with the Internal Revenue Service.

                  1.9 No person or entity other than the Company holds any equity interest in the Apartment Complex.

                  1.10 The Company has the sole responsibility to pay all maintenance and operating costs, including all taxes levied and all insurance costs, attributable to the Apartment Complex.

                  1.11 The Company, except to the extent it is protected by insurance and excluding any risk borne by lenders, bears the sole risk of loss if the Apartment Complex is destroyed or condemned or there is a diminution in the value of the Apartment Complex.

                  1.12 No person or entity except the Company has the right to any proceeds, after payment of all indebtedness, from the sale, refinancing, or leasing of the Apartment Complex.

                  1.13 No Managing Member is related in any manner to the Investment Membership, nor is any Managing Member acting as an agent of the Investment Membership.

         2.       Miscellaneous

                  2.1 This Certification and Agreement is made solely for the benefit of the Investment Membership and WNC, and their respective successors and assignees, and no other person shall acquire or have any right under or by virtue of this Agreement.

                  2.2 This Certification and Agreement may be executed in several counterparts, each of which shall be deemed to be an original, all of which together shall constitute one and the same instrument.

                  2.3   Capitalized   terms   used  but  not   defined  in  this
Certification Agreement shall have the meanings given to them in the Operating Agreement.

         IN WITNESS WHEREOF, this Certificate and Agreement is made and entered into as of the day of ____________, 2000.


COMPANY
-------
2nd Fairhaven, LLC



-------------------------
Larry C. Porter,
Managing Member


-------------------------
Carter C. Chinnis,
Managing Member



MANAGING MEMBER
---------------



-------------------------
Larry C. Porter


-------------------------
Carter C. Chinnis

                        EXHIBIT D TO OPERATING AGREEMENT

                           [ACCOUNTANT'S CERTIFICATE]
                            [Accountant's Letterhead]



_______________, 200____


WNC Housing Tax Credit Fund VI, L.P., Series 7
c/o WNC & Associates, Inc.
3158 Redhill Ave., Suite 120
Costa Mesa, California 92626

RE:  Company
     Certification as to Amount
     of Eligible Tax Credit Base

Gentlemen:

In connection with the acquisition by WNC Housing Tax Credit Fund VI, L.P., Series 7 (the "Investor Member") of a membership interest in 2nd Fairhaven, LLC, a Maryland limited liability company (the "Company") which owns a certain parcel of land located in Federalsburg, Caroline County, Maryland and improvements thereon (the "Apartment Housing"), the Investor Member has requested our certification as to the amount of low-income housing tax credits ("Tax Credits") available with respect to the Apartment Housing under Section 42 of the Internal Revenue Code of 1986, as amended (the "Code"). Based upon our review of [the financial information provided by the Company] of the Company, we are prepared to file the Federal information tax return of the Company claiming annual Tax Credits in the amount of $_______________, which amount is based on an eligible basis (as defined in Section 42(d) of the Code) of the Apartment Housing of $________________, a qualified basis (as defined in Section 42(c) of the Code) of the Apartment Housing of $_________________ and an applicable percentage (as defined in Section 42(b) of the Code) of _____%.

Sincerely,


-------------------------

                      EXHIBIT E TO THE OPERATING AGREEMENT


                              REPORT OF OPERATIONS

                 QUARTER ENDED:____________________________,200X

-------------------------------------       -----------------------------------
LOCAL PARTNERSHIP:
-------------------------------------       -----------------------------------

-------------------------------------       -----------------------------------
GENERAL PARTNER:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
FIRM NAME:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
ADDRESS:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
CITY, STATE, ZIP:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
PHONE:
-------------------------------------       -----------------------------------

-------------------------------------       -----------------------------------
PROPERTY NAME:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
ADDRESS:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
CITY, STATE, ZIP:
                                            -----------------------------------
-------------------------------------       -----------------------------------
RESIDENT MANAGER:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
PHONE:
-------------------------------------       -----------------------------------

-------------------------------------       -----------------------------------
ACCOUNTANT:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
FIRM:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
ADDRESS:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
CITY, STATE, ZIP:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
PHONE:
-------------------------------------       -----------------------------------

------------------------------------       -----------------------------------
MANAGEMENT COMPANY
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
ADDRESS:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
CITY, STATE, ZIP:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
PHONE:
-------------------------------------       -----------------------------------
-------------------------------------       -----------------------------------
CONTACT:
-------------------------------------       -----------------------------------

-------------------------------------------------------------------------------

                              OCCUPANCY INFORMATION


A. Number of Units_____ Number of RA Units_____ Number of Section 8 Tenants ____


B. Occupancy for the Quarter has: Increased ____ Decreased_____
                                  Remained the Same _____

C. Number of:  Move-Ins ______   Move-Outs __________   % of Occupancy ______


D. Average length of tenant residency:   1-6 months ______   6-12 months ______

                                         1-3 years  ______   Over 4 years_____

E. Number of Basic rent qualified applicants on waiting list:  ________

F. If the apartments are less than 90% occupied, please explain why and describe what efforts are being made to lease-up remaining units.

 ___________________________________________________________________________

G. On site manager:   Full Time__________  Part Time____________.

   If part-time, the number of hours per week_____________.

                             OPERATIONAL INFORMATION

                Rent Schedule and Increases from Previous Quarter


                       Number     Monthly Rent         Rent Increases  Effective
                       of Units   Basic / Market    Amount    Percent    Date


1 Bedroom              ________   ______________    _________________  ________

2 Bedroom              ________   ______________    _________________  ________

3 Bedroom              ________   ______________    _________________  ________


                              PROPOSED MAINTENANCE


                                       Completed        Funded by
   Type                Description        or            Operations or    Amount
                                        Planned         Reserves
------------------------------------------------------------------------------
Interior Painting
------------------------------------------------------------------------------
Exterior Painting
------------------------------------------------------------------------------
Siding
------------------------------------------------------------------------------
Roofing
------------------------------------------------------------------------------
Drainage
------------------------------------------------------------------------------
Paving
------------------------------------------------------------------------------
Landscaping
------------------------------------------------------------------------------
Playground
------------------------------------------------------------------------------
Community Room
------------------------------------------------------------------------------
Laundry Room
------------------------------------------------------------------------------
Common Areas
------------------------------------------------------------------------------
Carpet
------------------------------------------------------------------------------
Appliances
------------------------------------------------------------------------------
Lighting
------------------------------------------------------------------------------
Other
------------------------------------------------------------------------------

------------------------------------------------------------------------------

Please describe in detail any major repairs:

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

                              CONDITION OF PROPERTY

THE OVERALL APPEARANCE OF THE BUILDING(S) IS:

Excellent                  Good                     Fair                Bad


THE OVERALL APPEARANCE OF THE GROUNDS IS:

Excellent                  Good                     Fair                 Bad


EXTERIOR CONDITION (Please Check Appropriate Box)
------------------------------------------------------------------------------
Type of Condition        Excellent       Good          Fair    Problems/Comments
------------------------------------------------------------------------------
Signage
-------------------------------------------------------------------------------
Parking Lots
-------------------------------------------------------------------------------
Office/Storage
-------------------------------------------------------------------------------
Equipment
-------------------------------------------------------------------------------
Community Building
-------------------------------------------------------------------------------
Laundry Room
-------------------------------------------------------------------------------
Benches/Playground
-------------------------------------------------------------------------------
Lawns, Plantings
-------------------------------------------------------------------------------
Drainage, Erosion
-------------------------------------------------------------------------------
Carports
-------------------------------------------------------------------------------
Fences
-------------------------------------------------------------------------------
Walks/Steps/Guardrails
-------------------------------------------------------------------------------
Lighting
-------------------------------------------------------------------------------
Painting
-------------------------------------------------------------------------------
Walls/Foundation
-------------------------------------------------------------------------------
Roof/Flashing/Vents
-------------------------------------------------------------------------------
Gutters/Splashblocks
-------------------------------------------------------------------------------
Balconies/Patios
-------------------------------------------------------------------------------
Doors Windows/Screens
-------------------------------------------------------------------------------
Elevators
-------------------------------------------------------------------------------


INTERIOR CONDITION
-------------------------------------------------------------------------------
Stairs
-------------------------------------------------------------------------------
Flooring
-------------------------------------------------------------------------------
Doors/Cabinets/Hardware
-------------------------------------------------------------------------------
Drapes/Blinds
-------------------------------------------------------------------------------
Interior Painting
-------------------------------------------------------------------------------
Refrig/Stoves/Sinks
-------------------------------------------------------------------------------
Bathroom/Tubs/Showers
    Toilets
-------------------------------------------------------------------------------

                                FINANCIAL STATUS

A. Replacement Reserve is: Fully-funded Under-funded Amount (complete attached schedule)
       Tax/Insurance Escrow is: Fully-funded Under-funded Amount (complete attached schedule)
       Property is operating at a:    Surplus      Deficit          Amount

       If deficit, General Partner funding?        Yes     No       Amount

       Mortgage Payments are:   On Schedule        Delinquent       Amount

       Are the taxes current?          Yes         No
       (please provide copy of paid tax bill)
       Is the insurance current?       Yes         No        Renewal Date
       (please provide copy of yearly renewal)

B.     Please note and explain any significant changes in the following:

       Administrative Expense   Increase        Decrease            Amount

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

       Repairs/Maintenance Expense      Increase    Decrease         Amount

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

       Utility Expense        Increase          Decrease             Amount

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

       Taxes/Insurance Expense    Increase       Decrease            Amount

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------


C.     Do you anticipate making a return to owner distribution?   Yes      No


       Explanation:
       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

D.     Please explain in detail any change in the financial condition:

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------
E.     Any insurance claims files?  Yes______   No______
       If yes, please explain:
       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

                              SCHEDULE OF RESERVES

                            Replacement    Tax & Insurance    Other      Total

Beginning Balance:

Deposits:

       ----------         -----------       ----------       -------    -------

       ----------         -----------       ----------       -------    -------

       ----------         -----------       ----------       -------    -------

Total Deposits
                          -----------       ----------       -------    -------
Authorized Disbursements:
       Description:

       ---------         -----------        ----------       -------    -------

       ---------         -----------        ----------       -------    -------

       ---------         -----------        ----------       -------    -------

       ---------         -----------        ----------       -------    -------

       ---------         -----------        ----------       -------    -------

       ---------         -----------        ----------       -------    -------

Total Disbursements:     -----------        ----------       --------    ------

Ending Balance: (1)      -----------        ----------       --------    ------

Required Balance:        -----------        ----------       --------    ------

Over/under funding:      -----------        ----------       --------    ------

(1) Must agree with amount shown on the balance sheet.



Prepared By:                                                Date:
-------------------------------------------------------------------------------
Firm:                                                       Telephone:
-------------------------------------------------------------------------------

Reminder: Please include the following documents:

              1. Completed Report of Operations
              2. Balance Sheet
              3. Statement of Income & Expenses
              4. Rent roll for quarter ending
              5. Tax Credit Compliance Report

                          INITIAL TENANT CERTIFICATIONS
                                 PARTNERSHIP NAME

Fund:            Tax Credit Set-Asides Information:  Loan/Regulatory Set-Asides:
Property Name:   [ ] 20/50 or [  ] 40/60 Election
Address:         Does the 51% average apply?
                 [  ] Y [  ] N
                 Deeper Set-Aside __% @ 50% AMI

County:
                                                    Management Company

[ ] Multi-Family                                    Contact Person:
[ ] Elderly

  24 Number of Units                                Phone #

     Number of Exempt
     Units
LIHTC Project#

-----------------------------------------------------------------------------
                                                                Gross   Move-In
Unit  First Time   Move-In  No. of                      No. in Income   Income
No.   Tenant Name  Date     Bdrms  Sq. Ft.   Set-Aside  Unit   Move-In  Limits
-------------------------------------------------------------------------------
      BIN #        Certificate of Occupancy Date:
-----------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

     BIN #          Certificate of Occupancy Date:
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
     BIN #           Certificate of Occupancy Date:
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                          INITIAL TENANT CERTIFICATIONS
                                PARTNERSHIP NAME
(CONTINUED)

Tenant                                                            Tenant
Income       Income         Asset      Unit   Rent      Tenant    Utility
Qualified Verification  Verification   Rent   Subsidy   Payment   Allowance

-------------------------------------------------------------------------------
YES
-------------------------------------------------------------------------------
YES
-------------------------------------------------------------------------------
YES
-------------------------------------------------------------------------------
YES
-------------------------------------------------------------------------------
YES
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
YES
-------------------------------------------------------------------------------
YES
-------------------------------------------------------------------------------
YES
-------------------------------------------------------------------------------
YES
-------------------------------------------------------------------------------
YES
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
YES
-------------------------------------------------------------------------------
YES
-------------------------------------------------------------------------------
YES
-------------------------------------------------------------------------------
YES
-------------------------------------------------------------------------------
YES
-------------------------------------------------------------------------------

                          INITIAL TENANT CERTIFICATIONS
                                PARTNERSHIP NAME
(CONTINUED)

     Tenant                   Tenant            Overall
Gross     Maximum             Rent              Tenant
Rent      Rent                Qualified         Eligible

-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------
                              YES               YES
-------------------------------------------------------------------------------

                     QUARTERLY TAX CREDIT COMPLIANCE REPORT
                                  PROPERTY NAME


Quarter Ending: Tax Credit Set-Asides Information:  Loan/Regulatory Set-Asides:
                [  ] 20/50 or [  ] 40/60 Election
                Does the 51% average apply? [  ] Y [  ] N
                Deeper Set-Aside : ( List Details)



County:    Allocation:                                 Management Company:

           Pre-1990 (Rent based on number of persons)  Contact Person:
           Elected to change No. Bedrm
           Post-1989 (Based on number of Bedroom)

[  ] Multi-Family  [  ] Elderly                         Phone No.

      Number of Units
      Number of Exempt Units                            Fax No.
                                                        Prepared by:

LIHTC Project#
-----------------------------------------------------------------------------
                                                          Gross    Annual
Unit   Tenant    Move-In   No. Of   Inc.   Set-  No. In   Annual   Income
No.    Name      Date      Bdrms    Pct.  Aside  Unit     Income   Limits
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                     QUARTERLY TAX CREDIT COMPLIANCE REPORT
                                  PROPERTY NAME
(CONTINUED)


Annual  Tenant                                   Less
Recert.  Income      Income     Assets   Unit    Rent     Tenant
Date   Qualified   Verified   Verified   Rent  Subsidy   Payment

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

        Tenant              Tenant     Overall
Utility   Gross   Maximum    Rent       Tenat
Allow.    Rent    Rent    Qualified    Eligible

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       Tenant Tax Credit Compliance Audit
                         Document Transmittal Checklist

Unit Number          Property Name                                   Date


Tenant Name                                               Completed By:


Initial  _________        Annual________
  Check Box for Type of Certification         Management Company
                                                 This Section For WNC Use Only
Check Documents Being Sent
                                                          Received.  Reviewed
___Internal Checklist or worksheet
___Initial - Rental Application/Rental Agreement
___Initial - Questionnaire of Income/Assets
___Recertification - Questionnaire of Income/Assets
___Recertification - Addendum to Lease
___Employment Verification
___Employment Termination Verification
___Military  Verification
___Verification of Welfare Benefits
___Verification of Social Security Benefits
___Verification of Disability Benefits
___Unemployment Verification
___Verification of Unemployment Compensation
___Verification Worksmen Compensation
___Retirement/Annuities Verification
___Verification of Veterans Pension
___Verification of Child Support
___Verification of Alimony Support
___Disposed of Assets Last 2 yrs.
___Real Estate
___Investment
___Assets Verifications (savings, stocks etc.)
___Trusts/with Current Tax Return
___Lump Sum Settlements
___Notarized Affidavit of Support
___Certification of Handicap
___Notarized Self-Employed-Tax Return
___Notarized statement of no income
___Tenant Certification
------------------------------------------------------------------------------
                          This Section For WNC Use Only

         YES  NO
                     Are all required forms completed?
                     Are all required forms dated?
                     Did the Manager and Tenant sign all documents?
                     Third party verification of income completed?
                     Third party verification of assets completed?
                     Are verifications completed for all members 18 yrs. and over?
                     Did all the members of the household 18 yrs. and over sign all documents?
                     Is lease completed with a minimum of six months/ SRO monthly?
                     Addendum completed?
                     Tenant Certification completed?
                     Are all members of the household full-time students?
                     Is utility allowance correct?
                     Is correct income limit being used?
                     Is correct rent limit being used?

                       For tenants with no income

                     Was notarized statement of no income obtained with tax return?
                     or Were all sources verified (AFDC, Unemployment,
                        Soc. Sec., Disability)?

                        TAX CREDIT COMPLIANCE MONITORING:
                              ANNUAL CERTIFICATION

         As Managing Member of 2nd Fairhaven, LLC, I hereby certify as to the following:

     1. 2nd Fairhaven, LLC owns a eighteen (18) unit project ("Apartment Housing") in Federalsburg, Caroline County, Maryland .

     2. An annual income certification (including supporting documentation) has been received from each tenant. The income certification reflects that the tenant's income meets the income limitation applicable to the Apartment Housing pursuant to Section 42(g)(1) of the Internal Revenue Code ("Code").

     3. The Apartment Housing satisfies the requirements of the applicable minimum set aside test as defined in Section 42(g)(1) of the Code.

     4. Each unit within the Apartment  Housing is rent restricted as defined in
Section 42(g)(2)of the Code.

     5. Each unit in the Apartment Housing is available for use by the general public and not for use on a transient basis.

     6. Each building in the Apartment Housing is suitable for occupancy in accordance with local health, safety, and building codes.

     7. During the preceding calendar year, there had been no change in the eligible basis, as defined in Section 42(d)of the Code, of any building within the Apartment Housing.

     8. All common area facilities included in the eligible basis of the Apartment Complex are provided to the tenants on a comparable basis without a separate fee to any tenant in the Apartment Housing.

     9. During the preceding calendar year when a unit in the Apartment Housing became vacant reasonable attempts were made to rent that unit to tenants whose incomes met the income limitation applicable to the Apartment Housing pursuant to Section 42(g)(1) of the Code and while that unit was vacant no units of comparable or smaller size were rented to tenants whose income did not meet the income limitation applicable to the Apartment Housing pursuant to Section 42(g)(1) of the Code.

     10. If the income of a tenant in a unit increased above the limit allowed in Section 42 (g)(2)(D)(ii), then the next available unit of comparable or smaller size was rented to tenants whose incomes met the income limitation applicable to the Apartment Housing pursuant to Section 42(g)(1) of the Code.

IN VERIFICATION OF THE FOREGOING ENCLOSED HEREWITH IS A COPY OF THE ANNUAL INCOME CERTIFICATION RECEIVED FROM EACH TENANT IN THE PROJECT. UPON REQUEST I WILL PROVIDE COPIES OF ALL DOCUMENTATION RECEIVED FROM THE TENANT TO SUPPORT THAT CERTIFICATION.

         I declare under penalty of perjury under the law of the State of Maryland that the foregoing is true and correct.


         Executed this     day of            at              ,                 .
                       ---        ----------    -------------  ----------------



------------------------------------

                      Calculation of Debt Service Coverage


                                      Month 1        Month 2       Month 3
                                    ------------   ------------  ------------

                INCOME

  Gross Potential Rent
  Other Income
  Vacancy     Loss
                                    ------------   ------------  ------------
  Adjusted Gross Income
                                    ------------   ------------  ------------

                       OPERATING EXPENSES

  Utilities
  Maintenance
  Management Fee
  Administration
  Insurance
  Real Estate Taxes
  Other Expenses
                                    ------------   ------------  ------------
  Total Operating Expenses
                                    ------------   ------------  ------------

  Net Operating Income (1)
  Accrual adjustments for:
              R/E Taxes
              Insurance
              Tax/ Accounting
              Other
  Replacement Reserves

                                    ------------   ------------  ------------
  Income for DSC Calculation
                                    ============   ============  ============

                                    ------------   ------------  ------------
  Stabilized Debt Service
                                    ------------   ------------  ------------

                                    ------------   ------------  ------------
  Debt Service Coverage (2)
                                    ------------   ------------  ------------

              Please submit this form along with the following supporting documentation:

              Monthly  Financial  Reports  (income  statement,   balance  sheet,
              general ledger and rent rolls) Operating Budget Copies of bank statements.

              (1) This number should reconcile easily with the monthly financial statements

              (2) The ratio between the Income for DSC calculation and Stabilized Debt Service. As example, a 1.15 DSC means that for every $1.00 of Stabilized Debt Service required to be paid there must be $1.15 of Net Operating Income available.

                        AMENDED DEVELOPMENT FEE AGREEMENT


         This Amended Development Fee Agreement ("Agreement"), is entered into as of the date written below by and between Carter C. Chinnis ("Developer") and 2nd Fairhaven, LLC, a Maryland limited liability company ("Owner"). Developer and Owner collectively may be referred to as the "Parties" or individually may be referred to as a "Party".


                                    RECITALS

         A. Owner has acquired the real property located in Federalsburg, Caroline County, Maryland, as more particularly described in Exhibit A attached hereto and incorporated herein (the "Real Property").

         B.  Owner  developed  on  the  Real  Property  an  eighteen  (18)  unit
low-income  rental  housing  complex  and  other  related  improvements,   which
qualifies for federal low-income housing tax credits (the "Apartment Housing").

         C. Owner and Developer have entered into a Development Fee Agreement on January 1, 1999 (the "Original Development Fee Agreement").

         D. Prior to the date of this Agreement and pursuant to the Original Development Fee Agreement Developer has performed substantial development services with respect to the Apartment Housing as specified in Section 2.3 of this Agreement. Developer also oversaw the development of the Apartment Housing until all construction work was completed and provided certain services relating thereto. The Parties recognize and acknowledge that the Developer is, and has been, an independent contractor in all services rendered to, and to be rendered to, the Owner pursuant to this Amended Development Fee Agreement.

         E. Owner desires to amend and restate the Original Development Fee Agreement with Developer through this Amended Development Fee Agreement for Developer's services to manage, oversee, and complete development of the Apartment Housing. Developer desires to commit its existing development agreement with Owner into writing through this Amended Development Fee Agreement and Developer is willing to assign all development rights to the Apartment Housing to Owner, to undertake performance of such development services, and to fulfill all obligations of the Developer set forth in this Agreement, in consideration of Owner's restated promise to pay to Developer the fee specified in this Agreement.

         NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises and undertakings in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Developer agree as follows.

                                    SECTION I
                               CERTAIN DEFINITIONS

         As used in this Agreement, the following terms shall, when capitalized, have the following meanings:

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Department" means the Maryland agency responsible for the reservation and allocation of Tax Credits.

         "Development Fee" means the fee for development  services  described in
Section 2 of this Agreement.

         "Amended Operating Agreement" shall mean the Second Amended and Restated Operating Agreement of 2nd Fairhaven, LLC, a Maryland limited liability company, which Amended Operating Agreement is incorporated herein by this reference. Any terms capitalized but not defined herein shall have the meaning ascribed in the Operating Agreement.

         "Tax Credits" means the low-income housing tax credits found in Section 42 of the Code, and all rules, regulations, rulings, notices and other promulgations thereunder.

                                    SECTION 2
                     ENGAGEMENT OF DEVELOPER; FEE; SERVICES

         2.1 Engagement; Term. Owner hereby confirms the engagement of Developer to act as developer of the Apartment Housing, and to perform the various covenants and obligations of the Developer under this Agreement. Developer hereby confirms and accepts such engagement and agrees to perform fully and timely each and every one of its obligations under this Agreement. The term of such engagement shall commence on the date hereof and subject to the pre-payment provisions of Section 3 shall expire on December 31, 2010.

         2.2 Development Fee. In consideration of Developer's prior activities and Developer's agreement to provide development services during the term of this Agreement, Owner agrees to pay the Developer a Development Fee in the amount of $164,800. The Development Fee shall be payable in accordance with
Section 3 of this Agreement.

         2.3      Development Services.

         (a) Prior Services. Owner acknowledges that Developer has, prior to the date hereof, performed substantial development services relating to the Apartment Housing. Such services (the "Prior Services") have included the following.

                  (1)      Services Rendered Prior to December 31, 1999.

                           (A)      Developer  negotiated and conferred with the
contractor and recommended to the Owner to enter into a construction contract with the contractor for the building of the Apartment Housing.

                           (B)      Developer:   estimated     the    cost    of
construction; determined the construction period; prepared a monthly-estimated construction chart reflecting the construction services required each month; and prepared a preliminary construction budget.

                           (C)      Developer    reviewed    the    plans    and
specifications for compliance  with  design criteria and construction contracts.

                           (D)      Developer   negotiated  and  conferred  with
public authorities relating to traffic control, flood control and other matters affecting the development of the Apartment Housing.

                           (E)      Developer  negotiated and conferred  with an
architect and recommended to the Owner to execute an architectural contract for the planning and design of the Apartment Housing.

                           (F)  Developer  created,  refined  and  analyzed  the
financial projections for the Apartment Housing.

                           (G)      Developer negotiated,  conferred, and worked
with the Apartment Housing architects, engineers and contractor with regard to preparation, refinement, and finalization of the plans and specifications for the Apartment Housing, and projected construction schedules and costs.

                           (H)  Developer  negotiated  and  conferred  with  the
construction lender to obtain the construction loan.

                           (I)      Developer  negotiated  and conferred with an
insurance  carrier to provide a builder's risk policy during construction.

                           (J)      Developer exerted its best efforts to ensure
that the contractor performed its obligations under the construction documents in a diligent and timely manner.

                           (K)      Developer  participated  in   and   provided
assistance with regard to pre-construction conferences and pre-construction documents, including drawings, specifications, contracts, and schedules.

                           (L)      Developer    reviewed    all    construction
documents, identified construction issues and participated in the resolution of such issues.

                           (M)      Developer reviewed and approved  subcontract
bids received by the contractor.

                           (N)      Developer   established   and   administered
field order and change order procedures.

                           (O)      Developer coordinated performance of Owner's
obligations under the construction phase for the Apartment Housing, including the preparation of draw requests.

                           (P)      Developer  attended  construction   progress
meetings at the Apartment Housing site to monitor construction progress and advised Owner and the contractor with respect to the resolution of construction issues.

                           (Q)      Developer reviewed the contractor's  monthly
pay applications.

                           (R)      Developer    monitored    the   contractor's
progress with respect to the approved Apartment Housing schedule and kept the Owner informed of all pertinent Apartment Housing issues and construction progress.

                           (S)      Developer  advised  Owner  with  respect  to
relations  with  engineers,  architects,  and  other construction professionals.

                           (T)      Developer  was   available   for   immediate
response in critical situations arising during the construction of the Apartment Housing.

                           (U)      Developer  coordinated  relations  with  the
City of Federalsburg and other governmental authorities having jurisdiction over development of the Apartment Housing.

                  (2)      Tax  Credit  Matters.   The  Developer  provided  the
following services to Owner with regard to the Tax Credits which services did not constitute the rendering of legal or tax advice:

                           (A)      Developer  consulted with and advised  Owner
concerning construction issues that could affect the amount of Tax Credits for which the Apartment Housing is eligible.

                           (B)      Developer  consulted with and advised  Owner
with respect to the requirements of the Department as they relate to the construction and development of the Apartment Housing.

                           (C)      Developer  monitored  construction  progress
with respect to the Apartment Housing schedule agreed to with the Department, if any.

         (b) Assignment of Development Rights. Developer hereby assigns to Owner all rights to the development of the Apartment Housing, including but not limited to, all tangible and intangible rights arising with respect to the name 2nd Fairhaven, LLC, the design of the Apartment Housing, the plans and specifications for the Apartment Housing and all rights arising under the agreements with Apartment Housing architects, engineers and other Apartment Housing design and construction professionals.

                                    SECTION 3
                            DEVELOPMENT FEE PAYMENTS

         Payment of Development Fee. The Development Fee shall be paid to the Developer from Capital Contribution payments received by the Owner in accordance with Section 9.2(b) of the Operating Agreement. If the Development Fee is not paid in full in accordance with Section 9.2(b) of the Amended Operating Agreement then the balance of the Development Fee shall be paid from available Net Operating Income in accordance with the terms of Section 11.1 of the Operating Agreement, but in no event later than December 21, 2010. Also, if the Development Fee is not paid in full in accordance with Section 9.2(b) of the Operating Agreement then the unpaid portion shall accrue interest at a rate equal to the 5-year Treasury money market rate in effect as of the date of the last Capital Contribution payment referenced in Section 7.1(b) of the Operating Agreement.

                                    SECTION 4
                                   TERMINATION

         Neither Party to this Agreement shall have the right to terminate this Agreement prior to the expiration of the term without cause. Owner may terminate this Agreement without further liability, for cause, which shall mean any one of the following:

         (a) a material breach by Developer of its obligations under this Agreement that is not cured within thirty (30) days after notice thereof (or, as to any non-monetary obligations that is not reasonably capable of cure within 30 days, and provided that cure is commenced within 10 days of notice and diligently pursued thereafter to completion, within such time as may reasonably be necessary to complete such cure);

         (b) a fraudulent or intentionally incorrect report by Developer to Owner with respect to the Apartment Housing; or

         (c) any intentional misconduct or gross negligence by Developer with respect to its duties under this Contract.

         Upon proper  termination  of this  Agreement by Owner  pursuant to this
Section 4, all rights of Developer to receive unearned Development Fees pursuant to this Agreement with respect to services not yet performed shall terminate. Developer shall receive the full Development Fee for Prior Services and shall receive a portion of the Development Fee for Future Services based on the percentage of completion of construction of the Apartment Housing at the time of termination. Nothing in this Section 4 shall be deemed to prevent Owner from bringing an action against Developer to recover fully all damages resulting from any of the causes set forth in paragraphs (a), (b) or (c) above, or to prevent Owner from contending in any action or proceeding that the Future Services were not earned by Developer.

                                    SECTION 5
                               GENERAL PROVISIONS

         5.1 Notices. Notices required or permitted to be given under this Agreement shall be in writing sent by registered or certified mail, postage prepaid, return receipt requested, to the Parties at the following addresses, or such other address as is designated in writing by the Party, the date of registry thereof, or the date of certification receipt therefor being deemed the date of such notice; provided, however, that any written communication containing such information sent to a Party actually received by a Party shall constitute notice for all purposes of this Agreement.

If to Developer:                    Carter C. Chinnis
                                    410 Market Street
                                    Denton, Maryland 21629

If to Owner:                        2nd Fairhaven, LLC
                                    c/o Larry C. Porter
                                    410 Market Street
                                    Denton, Maryland 21629

         5.2  Interpretation.

         (a) Headings. The section headings in this Agreement are included for convenience only; they do not give full notice of the terms of any portion of this Agreement and are not relevant to the interpretation of any provision of this Agreement.

         (b) Relationship of the Parties. Neither Party hereto shall be deemed an agent, member, joint venturer, or related entity of the other by reason of this Agreement and as such neither Party may enter into contracts or agreements which bind the other Party.

         (c) Governing Law. The Parties intend that this Agreement shall be governed by and construed in accordance with the laws of the state of Maryland applicable to contracts made and wholly performed within Maryland by persons domiciled in Maryland.

         (d) Severability. Any provision of this Agreement that is deemed invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining provisions of this Agreement.

         5.3 Integration; Amendment. This Agreement constitutes the entire agreement of the Parties relating to the subject matter hereof. There are no promises, terms, conditions, obligations, or warranties other than those contained herein. This Agreement supersedes all prior communications, representations, or agreements, verbal or written, among the Parties relating to the subject matter hereof. This Agreement may not be amended except in writing.

         5.4 Attorney's Fees. If any suit or action arising out of or related to this Agreement is brought by any Party to any such document, the prevailing Party shall be entitled to recover the costs and fees (including without limitation reasonable attorneys' fees and costs of experts and consultants, copying, courier and telecommunication costs, and deposition costs and all other costs of discovery) incurred by such Party in such suit or action, including without limitation to any post-trial or appellate proceeding.

         5.5 Binding Effect. This Agreement shall bind and inure to the benefit of, and be enforceable by, the Parties hereto and their respective successors, heirs, and permitted assigns.

         5.6 Assignment. Neither Party may assign this Agreement without the consent of the other Party. No assignment shall relieve any Party of liability under this Agreement unless agreed in writing to the contrary.

         5.7  Third-Party  Beneficiary  Rights.  No  person  not a Party to this
Agreement is an intended beneficiary of this Agreement, and no person not a Party to this Agreement shall have any right to enforce any term of this

Agreement. Notwithstanding the Parties acknowledge that WNC Housing Tax Credit Fund VI, L.P., Series 7 shall have the right to enforce any term of this Agreement.

         5.8 Related Parties. The Parties acknowledge that the Owner and Developer are related parties under Code Section 267 and that Owner is an accrual basis taxpayer. As such, the Parties agree and consent that each and every year during the term of this Agreement that Owner accrues any or all of the principal and/or interest of the Development Fee that the Developer (whether or not an accrual basis taxpayer) will include an equal amount in Developer's income tax return for that year.

         5.9 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on all the Parties, notwithstanding that all Parties are not signatories to the same counterpart.

         5.10 Further Assurances. Each Party agrees, at the request of the other Party, at any time and from time to time after the date hereof, to execute and deliver all such further documents, and to take and forbear from all such action, as may be reasonably necessary or appropriate in order more effectively to perfect the transfers or rights contemplated herein or otherwise to confirm or carry out the provisions of this Agreement.

         5.11 Mandatory Arbitration. Any person enforcing this Agreement may require that all disputes, claims, counterclaims, and defenses ("Claims") relating in any way to this Agreement or any transaction of which this Agreement is a part (the "Transaction"), be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and Title 9 of the U.S. Code. All claims will be subject to the statutes of limitation applicable if they were litigated.

         If arbitration occurs, one neutral arbitrator will decide all issues unless either Party's Claim is $100,000.00 or more, in which case three neutral arbitrators will decide all issues. All arbitrators will be active Maryland State Bar members in good standing. In addition to all other powers, the arbitrator(s) shall have the exclusive right to determine all issues of arbitrability. Judgment on any arbitration award may be entered in any court with jurisdiction.

         If either Party institutes any judicial proceeding relating to the Transaction, such action shall not be a waiver of the right to submit any Claim to arbitration. In addition, both Parties have the right before, during, and after any arbitration to exercise any of the following remedies, in any order or concurrently: (i) setoff, (ii) self-help repossession, (iii) judicial or non-judicial foreclosure against real or personal property collateral, (iv) provisional remedies, including injunction, appointment of receiver, attachment, claim and delivery, and replevin.

         This arbitration clause cannot be modified or waived by either Party except in a writing that refers to this arbitration clause and is signed by both Parties.

     IN WITNESS WHEREOF, the Parties have caused this Amended Development Fee Agreement to be executed as of ___________________, 2000.


DEVELOPER:

                           ----------------------------
                           Carter C. Chinnis


OWNER:                     2nd Fairhaven, LLC


                           -----------------------------
                           Larry C. Porter,
                           Managing Member

                           -----------------------------
                           Carter C. Chinnis,
                           Managing Member

                                    EXHIBIT A


All that lot or parcel of land situate lying and being in the Town of Federalsburg, Fifth Election District, Caroline County, Maryland and being more particularly described as follows: Beginning for the same at a point at the northwesterly corner of the herein described land, said point bearing South 76 degrees 34 minutes 26 seconds East 61.50 ft. from a concrete monument found at the southwesterly corner of the land of People for Better Housing, Inc. (Liber 210, Folio 138) and the northwesterly corner of the land of R. Levi Saunders, et al. (Liber 221, Folio 526 and part, and from said place of beginning running 1) with the said People For Better Housing land South 76 degrees 34 minutes 26 seconds East 337.42 ft.; thence 2) with a new division line South 15 degrees 26 minutes 15 seconds East 462.07 ft. to the land of Ronald M. Fluharty and Joyce
W. Fluharty (Liber 171, Folio 303); thence 3) with the said Fluharty land North 86 degrees 37 minutes 14 seconds West 84.92 ft. to a marble monument found and the land of Shu-Chai Willy Lin and H. Sharon Lin (Liber 209, Folio 290); thence with the said Lin land the following two courses and distances: 4) North 04 degrees 06 minutes 01 seconds East 3.95 ft. to a concrete monument found; thence
5) South 82 degrees 49 minutes 35 seconds West 223.25 ft.; thence with a new division line the following two courses and distances; 6) North 15 degrees 26 minutes 15 seconds West 546.26 ft.; thence 7) North 00 degrees 45 minutes 36 seconds East 16.12 ft to the place of beginning, containing 3.487 acres of land, more or less.

                               GUARANTY AGREEMENT



         FOR VALUE RECEIVED, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the agreement of Carter C. Chinnis (the "Developer") to permit deferral of the $164,800 due from 2nd Fairhaven, LLC, a Maryland limited liability company ("Debtor") to the Developer, the undersigned Guarantor(s), hereby unconditionally guarantees the full and prompt payment when due, whether by acceleration or otherwise of that certain Developer Fee from Debtor to the Developer, evidenced by the Development Fee Agreement dated the even date herewith, and incorporated herein by this reference. The foregoing described debt is referred to hereinafter as the "Liabilities" or "Liability."

         The undersigned further agree to pay all expenses paid or incurred by the Debtor or Developer in endeavoring to collect the Liabilities, or any part thereof, and in enforcing the Liabilities or this Guaranty Agreement (including reasonable attorneys' fees if collected or enforced by law or through an attorney-at-law). The undersigned hereby represents and warrants that the extension of credit or other financial accommodations by the Developer to Debtor will be to the interest and advantage of the undersigned, and acknowledges that this Guaranty Agreement is a substantial inducement to the Developer to extend credit to Debtor and that the Developer would not otherwise extend credit to Debtor.

         Debtor or Developer may, from time to time, without notice to or consent of the undersigned, (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder, (b) retain or obtain the primary or secondary liability of any party or parties, in addition to the undersigned, with respect to any of the Liabilities and (c) resort to the undersigned for payment of any of the Liabilities, whether or not the Debtor or Developer shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have preceded against any other party primarily or secondarily liable on any of the Liabilities.

         Debtor and Developer must mutually agree to (a) extend or renew for any period this Agreement (whether or not longer than the original period) or alter any of the Liabilities, (b) release or compromise any Liability of the undersigned hereunder or any Liability of any other party or parties primarily or secondarily liable on any of the Liabilities, or (c) release, compromise or subordinate its title or security interest, or any part thereof, if any, in all or any property now or hereafter securing any of the Liabilities or any obligation hereunder, and permit any substitution or exchange for any such property,

         The undersigned hereby expressly waives: (a) notice of the existence or creation of all or any of the Liabilities, (b) notice of any amendment or modification of any of the instruments or documents evidencing or securing the Liabilities, (c) presentment, demand, notice of dishonor and protest, (d) all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder, or any security for any of the foregoing, and (e) the right to require the Developer to proceed against Debtor on any of the Liabilities, though nothing herein shall prevent the Developer from proceeding against Debtor on any of the Liabilities.

         In the event any payment of Debtor to the Developer is held to constitute a preference under the bankruptcy laws, or if for any other reason the Developer is required to refund such payment or pay the amount thereof to any other party, such payment by Debtor to the Developer shall not constitute a release of Guarantor from any Liability hereunder, but Guarantor agrees to pay such amount to the Developer upon demand and this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments.

         No delay or failure on the part of the Developer in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Developer of any right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy. No action of the Developer permitted hereunder shall in any way impair or affect this Guaranty Agreement. For the purpose of this Guaranty Agreement, the Liabilities of Debtor to the Developer are guaranteed notwithstanding any right or power of Debtor or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall impair or affect the obligations of the undersigned hereunder.

         Any payment from Guarantor directly to Developer in accordance with this Agreement shall be classified and booked as a non-refundable cost overrun payment from Guarantor to Debtor in consideration of this Guaranty Agreement and then a payment by Debtor to Developer in consideration of the Amended Development Fee Agreement.

         This Guaranty Agreement shall be binding upon the undersigned, and upon the legal representatives, heirs, successors and assigns of the undersigned, and may be enforced against them by the Debtor or Developer or their legal representatives, heirs, successors and assigns.

         This Guaranty Agreement has been made and delivered in the state of Maryland and shall be construed and governed under Maryland law.

         Whenever possible, each provision of the Guaranty Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition of invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty Agreement.

         Whenever the singular or plural number, masculine or feminine or neuter is used herein, it shall equally include the other where applicable. In the event this Guaranty Agreement is executed by more than one guarantor, this Guaranty Agreement and the obligations hereunder are the joint and several obligation of all the undersigned.

         Guarantor consents to the jurisdiction of the courts in the State of Maryland and/or to the jurisdiction and venue of any United States District Court in the State of Maryland having jurisdiction over any action or judicial proceeding brought to enforce, construe or interpret this Guaranty. Guarantor agrees to stipulate in any such proceeding that this Guaranty is to be considered for all purposes to have been executed and delivered within the geographical boundaries of the State of Maryland, even if it was, in fact, executed and delivered elsewhere.

     IN WITNESS WHEREOF, the undersigned have hereunto caused this Guaranty Agreement to be executed as of _______________________, 2000.

Signed, sealed and delivered                         GUARANTOR:
in the presence of:

----------------------------                --------------------------
                                            Larry C. Porter
Witness
                                            --------------------------
____________________________                Carter C. Chinnis

                                            Notary Public
My Commission Expires:
                                            Address for Guarantor:
                                            Cabell Corporation,
____________________________                P.O. Box 499
(NOTARY SEAL)                               Denton, Maryland  21629

                           OPERATING BUDGET AGREEMENT


         This Operating Budget Agreement ("Agreement") is entered into as of the date written below by and between 2nd Fairhaven, LLC, a Maryland limited liability company ("Owner"), Larry C. Porter and Carter C. Chinnis (collectively the "Managing Member"), WNC Housing Tax Credit Fund VI, L.P., Series 7, a California limited partnership ("Investor Member"), and WNC Housing, L.P., a California limited partnership ("Special Member"). Owner, Managing Member, Investor Member, and Special Member collectively may be referred to as the "Parties" or individually may be referred to as a "Party".

                                    RECITALS

         A. Owner has acquired 3.487 acres of land in Federalsburg, Caroline County, Maryland (the "Real Property").

         B. Owner developed on the Real Property an eighteen (18) unit low-income rental housing complex and other related improvements for elderly, which is intended to qualify for federal low-income housing tax credits (the "Apartment Housing").

         C. On the even date herewith a Second Amended and Restated Operating Agreement for 2nd Fairhaven, LLC ("Operating Agreement") was entered into by and between Larry C. Porter and Carter C. Chinnis as the managing members (collectively the "Managing Member"), WNC Housing Tax Credit Fund VI, L.P., Series 7 as the Investor Member and WNC Housing, L.P. as the Special Member (the Operating Agreement is incorporated herein by this reference as if the same were reproduced in full and any capitalized terms not defined in this Agreement shall have the meaning as defined in the Operating Agreement).

         D. In determining whether to be admitted into 2nd Fairhaven, LLC and contribute funds to the operation of the Apartment Housing, the Investor Member and Special Member performed a due diligence review. Part of the due diligence review included an analysis of the available sources of funds to develop the Apartment Housing and the anticipated revenues associated with the rental of the Apartment Housing units and the expenses required to operate the Apartment Housing.

         E. The Parties recognize and acknowledge that a final operating budget involves substantial negotiations with lenders and governmental authorities.

         F. Investor Member's and Special Member's decision to execute the Operating Agreement is based, in part, on their acceptance of the sources of funds available to develop the Apartment Housing, and the operating budget necessary to provide a positive Debt Service Coverage.

         Now Therefore, in consideration of the foregoing recitals which are a part of this Agreement, the mutual promises and undertakings in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows.

         1. Source of Funds. Attached hereto as Exhibit "A" and incorporated herein by this reference is the Apartment Housing Source of Funds. The Source of Funds have been specified in the Operating Agreement as the construction loan, the Mortgage, the Capital Contribution of the Managing Member, the Capital Contribution of the Investor Member and the Capital Contribution of the Special Member. Unless expressly permitted in the Operating Agreement, Consent of the Special Member is required for any change to the Source of Funds.

         2. Operating Proforma. Attached hereto as Exhibit "B" and incorporated herein by this reference is the Operating Proforma. Owner acknowledges and represents that the attached Operating Proforma has been reviewed by and approved by the Mortgage lender and any governmental authorities if applicable.

         3. Notices. Any notice given pursuant to this Agreement may be served personally on the Party to be notified, or may be mailed, first class postage prepaid, to the following address, or to such other address as a Party may from time to time designate in writing:

       To the Managing Member:    Larry C. Porter
                                  P.O. Box 499
                                  Denton, Maryland 21629

                                  Carter C. Chinnis
                                  P.O. Box 499
                                  Denton, Maryland 21629

       To the Investor Member:    WNC Housing Tax Credit Fund VI, L.P., Series 7
                                  c/o WNC & Associates, Inc.
                                  3158 Redhill Ave., Suite 120
                                  Costa Mesa, CA 92626-3416

       To the Special Member:     WNC Housing, L.P.
                                  3158 Redhill Ave., Suite 120
                                  Costa Mesa, CA 92626-3416

         3. Successors and Assigns. All the terms and conditions of this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Parties.

         4. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument which may sufficiently be evidenced by one counterpart.

         5. Captions. Captions to and headings of the Sections of this Agreement are solely for the conveniences of the Parties, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

         6. Saving Clause. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

         7. Governing Law. This Agreement and its application shall be governed by the laws of Maryland.

         8. Attorney's Fees. If a suit or action is instituted in connection with an alleged breach of any provision of this Agreement, the prevailing Party shall be entitled to recover, in addition to costs, such sums as the court may adjudge reasonable as attorney's fees, including fees on any appeal.

         In Witness Whereof, this Operating Budget Agreement is made and entered into as of _________, 2000.

                             MANAGING MEMBER



                             Larry C. Porter


                             ---------------------------------
                             Carter C. Chinnis

                             INVESTOR MEMBER

                             WNC Housing Tax Credit Fund VI, L.P., Series 7

                             By:     WNC & Associates, Inc.,
                                     General Partner


                                     By:      _________________________
                                              David N. Shafer,
                                              Executive Vice President

                             SPECIAL MEMBER

                             WNC Housing, L.P.

                             By:     WNC & Associates, Inc.,
                                     General Partner

                                     By:       ________________________
                                               David N. Shafer,
                                               Executive Vice President

                                    EXHIBIT A

           TO DEVELOPMENT, CONSTRUCTION AND OPERATING BUDGET AGREEMENT

                                SOURCES OF FUNDS

                                    EXHIBIT B

           TO DEVELOPMENT, CONSTRUCTION AND OPERATING BUDGET AGREEMENT

                               OPERATING PROFORMA